PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made and entered into as of the 21st day of November, 2016 (the “Contract Date”), by and between SUNSET TRIANGLE INVESTORS, LLC, a California limited liability company (“Seller”), and STRATEGIC REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Purchaser”).

RECITALS

Seller desires to sell the Property (as such term is hereinafter defined) to Purchaser, and Purchaser desires to purchase the Property from Seller, each upon and subject to the terms and conditions of this Agreement.

THEREFORE, in consideration of the terms and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.PURCHASE AND SALE OF PROPERTY
Subject to the terms and conditions of this Agreement, Seller shall sell and convey and Purchaser shall purchase the following described property (all of which is hereinafter collectively referred to as the “Property”):

1.1    Land. That certain real property commonly known as 3701-3709 Sunset Blvd. and 1601 Griffith Park Blvd. in the City of Los Angeles, County of Los Angeles, State of California, which real property is legally described on Exhibit A attached hereto, together with all easements, covenants, rights, privileges, tenements, hereditaments and appurtenances thereunto now or hereafter belonging or appertaining thereto (collectively, the “Land”).
1.2    Improvements. All of the buildings, structures, fixtures and other improvements located on the Land (collectively, the “Improvements”) (the Land and Improvements, collectively, are referred to as the “Premises”).
1.3    Tangible Personal Property. All furnishings, equipment and other tangible personal property located on the Premises that are owned by Seller and necessary for the operation of the Premises (the “Tangible Personal Property”).
1.4    Leases and Contracts. All right, title and interest of Seller in and to the Leases and Contracts (as such terms are hereinafter defined).
1.5    Intangibles. All right, title and interest of Seller in and to any transferable warranties or guaranties issued in connection with the Improvements or Tangible Personal Property, and any other intangible personal property to the extent owned by Seller and used exclusively in connection with the operation of the Property (collectively, the “Intangible Personal Property”), including, without limitation, to the extent assignable, all land use entitlements, development rights, licenses, permits, trademarks, water rights, oil, gas and mineral rights, authorizations and names.
2.    PURCHASE PRICE
The total consideration to be paid by Purchaser to Seller for the Property is Thirteen Million Three Hundred Thousand Dollars ($13,300,000) (the “Purchase Price”), which shall be paid as follows:

2.1    Earnest Money. Within one (1) business day after the Contract Date, Purchaser shall deliver to First American Title Insurance Company, 101 Mission Street, Suite 1600, San Francisco, CA 94105-1730, Attention: Kimberleigh Toci (“Title Company”) cash in the sum of Two Hundred Thousand Dollars ($200,000) (the “Initial Deposit”). If Purchaser approves all aspects of the Property pursuant to Section 5.2.1 below, Purchaser shall deposit, concurrently with its delivery of the Approval Notice (as defined below), in escrow with the Title Company an additional sum of Three Hundred Thousand Dollars ($300,000) (the “Additional Deposit”) which shall be added to the Initial Deposit and together shall constitute the “Deposit” for purposes of this Agreement. Title Company shall invest the Deposit in an interest bearing savings account or short-term U.S. Treasury Bills or similar cash equivalent securities as Purchaser directs. Any and all interest earned on the Deposit shall be included as part of the “Deposit.” If Purchaser fails to timely deliver the Initial Deposit to Title Company, such failure shall constitute a material default by Purchaser hereunder and Seller may terminate this Agreement by delivering written notice to Purchaser. For purposes of this Agreement, “business day” shall mean any day except for Saturday, Sunday and legal holidays in the state of California.
If the Closing (hereinafter defined) contemplated by this Agreement is completed, at Closing the Deposit shall be delivered by the Title Company to Seller as payment toward the Purchase Price. Upon any termination of this Agreement by Purchaser pursuant to its terms, the Deposit will be disbursed in accordance with Section 12.20 below. If the Closing does not occur for any other reason, the Deposit shall be disbursed in accordance with the other terms of this Agreement.

2.2    Non-Refundable Payment. A portion of the Initial Deposit in the amount of One Hundred Dollars ($100) (the “Non-Refundable Payment”) shall serve as independent consideration for Seller’s execution of this Agreement and agreement to sell the Property to Purchaser on and subject to the terms and conditions of this Agreement, including, without limitation, the grant to Purchaser of the right to conduct its due diligence investigations of the Property. The Non-Refundable Payment shall be fully earned and immediately released to Seller by Title Company and, notwithstanding any provisions of this Agreement to the contrary, the Non-Refundable Payment shall not be returned to Purchaser in any circumstance. The Non-Refundable Payment shall not constitute a part of the Deposit but shall be applied toward the Purchase Price upon Closing, should Closing occur. Purchaser acknowledges that Seller would not have entered into this Agreement had Purchaser not made the bargained for Non-Refundable Payment on the terms set forth in this Section 2.2.

2.3    Cash at Closing. At Closing, Purchaser shall pay to Seller the Purchase Price by federal funds wire transferred to Title Company, subject, however, to such adjustments as are required by this Agreement and less the amount of any Deposit held by Title Company (such amount, as adjusted, being referred to as the “Cash Balance”).
3.    OPERATION OF PROPERTY THROUGH CLOSING
From and after the date hereof until the Closing Date:

3.1    Operations. Seller shall manage, maintain and operate the Property in accordance with existing business practices and keep the Premises and the Tangible Personal Property in substantially the same condition and repair as on the Contract Date, ordinary wear and tear excepted, but in no event shall Seller be obligated to make any capital repairs, replacements or improvements.
3.2    Transfer. Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein. Notwithstanding the foregoing, Seller may dispose of Tangible Personal Property in the ordinary course of business (e.g., equipment that has reached the end of its useful life) so long as it is replaced with items of equivalent or better value and quality.
3.3    Leases. Without the prior written consent of Purchaser in Purchaser’s sole discretion, Seller shall neither enter into any new lease for space at the Property, nor terminate, modify, extend, amend or renew any existing Lease, except that (i) Seller may enter into any space lease in the ordinary course of business provided such space lease terminates on or prior to the Closing Date, (ii) Seller may modify, extend, amend or renew any existing Lease that is currently scheduled (including all available extensions) to terminate prior to the Closing Date, so long as after such modification, extension, amendment or renewal, the term of such Lease (including all available extensions) still expires on or before the Closing Date, (iii) Seller may terminate (X) any space lease entered into pursuant to (i) above, or (Y) any Lease described in (ii) above. If Purchaser does not respond in writing to Seller’s written request for approval or disapproval of any such action within three (3) business days after Purchaser’s receipt of Seller’s request for such approval, Purchaser shall be conclusively deemed to have approved of such action. Seller shall include in such notice reasonably detailed information with respect to any Tenant Inducement Costs or other monetary inducements to be granted by the landlord thereunder or in connection therewith (including, without limitation, any free or discounted rent periods), and/or leasing commissions contained therein or payable based thereon. Any new lease or Lease amendment which Seller is permitted to enter into hereunder and does enter into shall be deemed a “Lease” for purposes of this Agreement.
3.4    Contracts. Without the prior written consent of Purchaser in Purchaser’s sole discretion, Seller shall neither enter into any new, nor terminate, modify, extend, amend or renew any existing service, management, maintenance, repair, construction or other contract or agreement affecting the Property, except that (i) Seller may enter into any such contract or agreement in the ordinary course of business provided such contract or agreement terminates on or prior to the Closing Date, (ii) Seller may modify, extend, amend or renew any existing Contract that is currently scheduled (including all available extensions) to terminate prior to the Closing Date, so long as after such modification, extension, amendment or renewal, the term of such Contract (including all available extensions) still expires on or before the Closing Date, (iii) Seller may terminate any Contract designated by Purchaser for termination pursuant to Section 3.6 below, (iv) Seller may terminate any brokerage or property management agreements affecting the Property, and (v) Seller may terminate (A) any Contract entered into pursuant to (i) above, or (B) any other Contract if the other party thereto is in default thereunder. If Purchaser does not respond in writing to Seller’s written request for approval or disapproval of any such action within three (3) business days after Purchaser’s receipt of Seller’s request for such approval, Purchaser shall be conclusively deemed to have approved of such action. Any new contract or contract amendment which Seller is permitted to enter into hereunder and does enter into shall be deemed a “Contract” for purposes of this Agreement.
3.5    General Rules. Notwithstanding Sections 3.3 and 3.4, Seller may take any of the actions over which Purchaser otherwise would have approval rights to the extent such actions are required pursuant to the terms of a Lease, Contract or other agreement binding on Seller or the Property or applicable laws, ordinances, codes or regulations (for example, consent to a sublease or assignment in instances where such consent may not be unreasonably withheld, or a lease renewal pursuant to the exercise of an existing option right) without Purchaser’s consent; provided, however, that to the extent any of the economic terms of such mandatory agreements are discretionary and not explicit, such terms shall be subject to Purchaser’s prior written consent in Purchaser’s sole discretion.
3.6    Cancellation of Contracts. Following the expiration of the Inspection Period, Seller shall deliver notice of cancellation of those Contracts which are cancelable by their respective terms without payment of any penalty or premium or forfeiture of any incentives or benefits previously received thereunder, that have been designated for cancellation by Purchaser in writing prior to the expiration of the Inspection Period. Such cancellation of the Contracts so designated by Purchaser shall be effective upon the later to occur of (a) the Closing, or (b) the effective date of cancellation permitted under the terms of the respective Contract. The failure of Purchaser to designate any Contracts for cancellation shall be deemed to constitute Purchaser’s election to have no Contracts canceled by Seller.
3.7    Lease Enforcement. Until the Closing, Seller shall have the right, but not the obligation (without limiting Seller’s obligations under Section 3.1 hereof), to enforce the rights and remedies of the landlord under any Lease, by summary proceedings or otherwise (but not including the right to remove any tenant or to terminate any Lease except as provided in Section 3.3 or 3.5 above), and to apply all or any portion of any security deposits (or other security for any Lease) then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Purchaser under this Agreement or entitle Purchaser to a reduction of the Purchase Price; provided that Seller shall promptly notify Purchaser of the taking of any such permitted action.
3.8    Insurance. Seller shall maintain in full force and effect its existing insurance coverages or substantially similar coverages.

3.9    Notices. From and after the Contract Date, Seller shall provide to Purchaser, promptly after the receipt thereof, copies of all written notices (as opposed to mere correspondence) relating to or affecting the Property that are received by Seller from any governmental or quasi-governmental agency, insurance company, tenant under any of the Leases or any other party to any agreement binding on Seller or the Property which will bind Purchaser upon and after the Closing.
4.    STATUS OF TITLE TO PROPERTY
4.1    State of Title. At Closing, Seller shall convey the Property to Purchaser, subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to this Article 4 (the “Permitted Exceptions”).
4.2    Commitment for Title Insurance. If not delivered to Purchaser prior to the Contract Date, then within two (2) business days after the Contract Date, Seller shall deliver to Purchaser any existing survey within Seller’s possession (the “Existing Survey”) and cause Title Company to issue a preliminary report (the “Title Report”) covering the Property, together with a copy of each recorded document referred to in the exceptions to title identified in the Title Report.
4.3    Survey. During the Inspection Period, Purchaser may, at Purchaser’s expense, employ a reputable surveyor or surveying firm, licensed by the state in which the Property is located, to update any Existing Survey or survey the Property and prepare and deliver to Purchaser, the Title Company and Seller a new ALTA survey thereof (the “Survey”).
4.4    Title Objections; Cure of Title Objections.
4.4.1.    Purchaser shall have until 5:00 p.m. (California Time) on November 28 (the “Title Review Period”) to notify Seller, in writing, of such objections as Purchaser may have to any exceptions contained in the Title Report or any matters disclosed by the Survey. Any item contained in the Title Report or any matter shown on the Survey to which Purchaser does not object during the Title Review Period shall be deemed a Permitted Exception. In the event Purchaser shall notify Seller of objections to title or to matters shown on the Survey prior to the expiration of the Title Review Period, Seller shall have the right, but not the obligation, to cure such objections; provided, however, that Seller shall be obligated to remove, at its cost: (i) any liens on the Property securing loans to Seller, (ii) any consensual liens or encumbrances agreed to by Seller after the Contract Date without Purchaser’s consent, (iii) any mechanic’s or materialmen’s lien filed with respect to work performed for, or materials provided to, Seller (as opposed to any tenant or other person or entity), (iv) any liens for delinquent real property taxes, or (v) any judgment liens against Seller (collectively, “Seller Liens”). Within two (2) business days after receipt of Purchaser’s notice of objections, Seller shall notify Purchaser in writing whether Seller elects to cure such objections, and failure of Seller to provide any notice to Purchaser within such two (2) business day period shall be deemed Seller’s election not to attempt to cure any of Purchaser’s title objections. If Seller elects, or is deemed to have elected, not to cure any objection, Purchaser shall have until the expiration of the Inspection Period either to (i) terminate this Agreement, or (ii) waive its objections and agree to purchase the Property subject to the items to which Purchaser had objected, which shall be deemed Permitted Exceptions, and failure of Purchaser to provide any notice to Seller by the end of the Inspection Period shall be deemed an election under (ii) above. Any cure that Seller has agreed to pursuant to this Section 4.4.1 or Section 4.4.2 below shall become a condition precedent to Closing in favor of Purchaser and Seller shall use commercially reasonable efforts to cure the same by the Closing Date. If such cure is not accomplished by the Closing Date, Purchaser shall have the following options: either to (i) terminate this Agreement, or (ii) waive its objections to the items that Seller did not cure and agree to purchase the Property subject to those items, which shall be deemed Permitted Exceptions.
4.4.2.    If after the delivery of the Title Report the Title Company delivers an updated Title Report setting forth new exceptions which were not included in the Title Report or disclosed in the Survey (the “Supplemental Report”), Purchaser shall have two (2) business days within which to deliver to Seller written notice of its approval or disapproval of such new title exceptions (the “Supplemental Report Notice”); provided, however, that Purchaser shall only have the right to disapprove such new title exceptions if they materially and adversely affect the Property. If Purchaser fails to deliver a Supplemental Report Notice within the two (2) business day period, such new title exceptions or matters shall be deemed to be approved by Purchaser and shall constitute Permitted Exceptions. If Purchaser does deliver a Supplemental Report Notice disapproving of any of such new title exceptions, Seller shall have two (2) business days after receipt of the Supplemental Report Notice to notify Purchaser of Seller’s election either (i) to cure such disapproved items prior to the Closing, or (ii) not to cure all or any of such disapproved items. Seller’s failure to deliver such notice within such two (2) business day period shall be deemed Seller’s election not to cure any of such disapproved items, provided, however, that Seller shall be required to cure Seller Liens. If Seller does not agree (or is deemed not to have agreed) to cure all of such disapproved items, Purchaser shall have the right, within two (2) business days, to either (A) terminate this Agreement by giving notice in writing to Seller, or (B) proceed to Closing in accordance with the terms hereof in which event such new exceptions shall be Permitted Exceptions, and failure of Purchaser to provide any notice to Seller within such two (2) business day period shall be deemed an election under (B) above. Either party may extend the Closing Date by up to ten (10) days as necessary to accommodate the process set forth in this Section 4.4.2.
4.5    Title Policy. Evidence of Title shall be the issuance by the Title Company at Closing of its standard CLTA Owner’s Policy of Title Insurance covering the Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions (the “Title Policy”). Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:
(a)    the Title Company’s standard printed exceptions or exclusions from coverage for the type of policy to be issued by the Title Company;
(b)    the Leases and any new Leases entered into between the Contract Date and the Closing Date in accordance with the terms of this Agreement;
(c)    the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing Date, such taxes and assessments being subject to proration as herein provided;

(d)    local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and
(e)    all matters directly or indirectly caused by or arising through Purchaser.
5.    DUE DILIGENCE
5.1    Information.
5.1.1.    Provided Information. Seller has heretofore furnished Purchaser with the documents and information set forth in Exhibit L, other than those items on Exhibit L marked as “PENDING,” which Seller shall use commercially reasonable efforts to deliver to Purchaser promptly following the Contract Date (collectively, together with any other documents hereinafter delivered or made available to Purchaser, the “Documents”). Purchaser acknowledges that many of the Documents were prepared by third parties other than Seller, and in some instances, may have been prepared prior to Seller’s ownership of the Property. Purchaser further acknowledges and agrees that, except as expressly set forth in Section 8.1, neither Seller nor any of Seller’s agents, employees, advisors, consultants or contractors has made any warranty or representation, or undertaken any independent investigation, regarding the truth, accuracy or completeness of any of the Documents or the source(s) thereof. Purchaser acknowledges that it has received a Natural Hazards Disclosure Report with respect to the Land in compliance with disclosure requirements under California law.
5.1.2.    Excluded Documents. Notwithstanding anything in this Section 5.1 or Section 5.2 to the contrary, Seller shall have no obligation to make available to Purchaser, and Purchaser shall have no right to inspect or make copies of, any of the Excluded Documents. As used herein, “Excluded Documents” shall mean any documents involving Seller’s financing or refinancing of the Property, any purchase and escrow agreements, due diligence materials and correspondence pertaining to Seller’s acquisition of the Property, any documents pertaining to the potential acquisition of the Property by any past or prospective purchasers, any documents, projections or other information pertaining to leasing of the Property (other than the Leases and the lease files relating to the Leases), any third party purchase inquiries and correspondence, appraisals or economic evaluations of the Property, Seller’s organizational documents and records, any internal budgets, financial projections or reports prepared by Seller or its advisors, managers, attorneys, accountants or consultants, exclusively for Seller or any of its constituent partners or members and any other internal documents, and any documents or materials which are subject to the attorney/client privilege or which are the subject of a confidentiality obligation.
5.1.3.    No Disclosure. Purchaser acknowledges and agrees that the Documents are proprietary and confidential in nature and have been or will be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose the Documents or any of the provisions, terms or conditions of the Documents, or any analyses, compilations, studies or other documents or records prepared by or on behalf of Purchaser from the Documents or otherwise with respect to the Property, or any other reports of Purchaser (collectively, the “Proprietary Information”; the Proprietary Information excludes, and this Section 5.1.3 does not apply to, information that is publicly available other than due to Purchaser’s acts or omissions), to any party outside of Purchaser’s organization except (a) as necessary to Purchaser’s attorneys, accountants, lenders, prospective lenders, investors and/or prospective investors, and consultants or contractors engaged to investigate, inspect or analyze the Property (collectively, the “Permitted Outside Parties”), (b) to Title Company, or (c) as may be required by law or court order. Purchaser further agrees to notify all Permitted Outside Parties that the Proprietary Information is to be kept confidential and not disclosed to third parties. Without limiting the foregoing, Purchaser agrees not to use any of the Proprietary Information for any purpose other than to determine whether to proceed with the contemplated purchase or, if the Closing occurs, for the operation and ownership of the Property following the Closing. In permitting Purchaser and the Permitted Outside Parties to review the Documents to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either expressed or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser.
5.1.4.    Return of Documents. At such time as this Agreement is terminated for any reason, Purchaser shall return to Seller all of the Documents delivered to Purchaser by or on behalf of Seller, and Purchaser shall destroy, and instruct all Permitted Outside Parties in writing to destroy, any and all copies Purchaser or the Permitted Outside Parties have made of the Documents.
5.1.5.    Access to Records. For a period of three (3) years subsequent to the Closing, Seller and Seller’s agents, employees, accountants and representatives shall have the right, at no cost or expense to Purchaser and upon reasonable prior notice and during business hours, to (a) access for tax and audit purposes, regulatory compliance, management of unresolved operational or legal issues that arose prior to the Closing, and cooperation with governmental investigations or legal proceedings to all instruments, documents, books and records delivered by Seller to Purchaser at or in connection with the Closing, and (b) make copies of such instruments, documents, books and records.
5.2    Inspection.
5.2.1.    Inspection Period. Purchaser shall have from the date hereof until 5:00 p.m. (California Time) on December 5, 2016 (the “Inspection Period”) within which to evaluate the Property. During the Inspection Period: (a) Purchaser and its agents, engineers, surveyors, appraisers, auditors and other representatives shall have the right to enter upon the Property to inspect, examine, survey, obtain engineering inspections, test, appraise, and otherwise do that which, in the opinion of Purchaser, is necessary to determine the suitability of the Property for the uses intended by Purchaser; and (b) Purchaser may conduct interviews with the tenants (such interviews to be considered an “inspection” under Section 5.2.2). If Purchaser, in its sole discretion, desires to proceed with its acquisition of the Property, Purchaser shall deliver written notice to Seller (the “Approval Notice”), prior to the expiration of the Inspection Period, stating that it approves the Property, in which case the parties shall proceed to complete the Closing, subject to the terms and conditions of this Agreement. If Purchaser fails to deliver the Approval Notice and the Additional Deposit prior to the expiration of the Inspection Period or if such Approval Notice seeks to modify any of the terms or provisions of this Agreement or conditionally approve the Property, Purchaser will be deemed to have disapproved the Property and this Agreement shall terminate.
5.2.2.    Conduct of Inspection. Notwithstanding anything to the contrary contained herein: (a) Purchaser’s right of inspection pursuant to this Section 5.2 shall be subject to the rights of tenants under the Leases and other occupants and users of the Property; (b) no inspection shall be undertaken without reasonable prior notice to Seller of not less than forty-eight (48) hours; (c) Seller shall have the right to be present at any or all inspections; (d) all tenant interviews shall be scheduled and coordinated by and through Seller, and neither Purchaser nor its agents or representatives shall contact any tenants without the prior consent of Seller; (e) no entry, inspection or investigation of the Property shall (i) involve the taking of samples or other physically invasive procedures without the prior written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion; (ii) interfere with the operation, use and maintenance of the Property; (iii) involve the taking of any of Seller’s books and records or other documents located at the Property; or (iv) damage any part of the Property or any personal property owned or held by Seller, any tenant or any third party; (f) Purchaser shall promptly pay when due the costs of all tests, investigations, studies and examinations done with regard to the Property by or on behalf of Purchaser; (g) Purchaser shall not permit any liens to attach to the Property by reason of Purchaser’s inspection activities; and (h) Purchaser shall, at its sole cost, fully repair any damage caused by its inspections, tests or studies at the Property and restore the Property to its condition before any of Purchaser’s inspections, tests or studies. Purchaser shall take commercially reasonable steps to ensure that its repairs do not interfere with any tenants’ or Seller’s operations at the Property.
5.2.3.    Insurance. The persons or entities performing Purchaser’s inspections shall be properly licensed and qualified and shall have obtained all appropriate permits for performing relevant tests on the Property and shall have delivered to Seller, prior to entering or performing any tests on the Property, evidence of proper and adequate insurance reasonably satisfactory to Seller, with at least Two Million Dollars ($2,000,000.00) combined, single-limit, commercial general liability coverage, and naming Seller as an additional insured.
5.2.4.    Indemnity. Purchaser shall indemnify, protect, defend and hold harmless Seller and its employees and agents, and each of them, from and against any and all losses, claims, actions, injuries, damages and liabilities (including, without limitation, attorneys’ fees incurred in connection therewith) to the extent arising out of or resulting from Purchaser’s inspection of or entry on the Property as provided for in this Section 5.2; provided, however, that Purchaser shall not be liable for any damages solely as a result of Purchaser’s mere discovery of any pre-existing conditions affecting the Property.
5.3    As-is. Purchaser acknowledges that it has inspected or will inspect the Property and that it accepts same in its “AS IS” condition subject to use, ordinary wear and tear and natural deterioration and Seller’s express representations herein and in the other Closing documents. Purchaser further acknowledges that, except as expressly provided in this Agreement or in any Closing document Seller executes and delivers at Closing, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property. Terms appearing below in all capitals that have been defined elsewhere in this Agreement shall have the meanings set forth in such definitions.
ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER AGREES TO TAKE THE PROPERTY “AS IS” WITH ALL FAULTS AND CONDITIONS THEREON, SUBJECT TO SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES HEREIN AND IN THE CLOSING DOCUMENTS (AS DEFINED BELOW). ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS (“DISCLOSURES”) PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLER, ITS AGENTS, REPRESENTATIVES OR EMPLOYEES CONCERNING THE PROPERTY SHALL NOT CONSTITUTE REPRESENTATIONS OR WARRANTIES. PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. ACCORDINGLY, PURCHASER’S ELECTION TO DELIVER THE APPROVAL NOTICE PURSUANT TO THE PROVISIONS OF SECTION 5.2 (INSPECTION) ABOVE SHALL CONSTITUTE PURCHASER’S ACKNOWLEDGMENT AND AGREEMENT TO THE FOLLOWING: (i) PURCHASER HAS REVIEWED, EVALUATED AND VERIFIED THE DOCUMENTS AND HAS CONDUCTED ALL INSPECTIONS, INVESTIGATIONS, TESTS, ANALYSES, APPRAISALS AND EVALUATIONS OF THE PROPERTY (INCLUDING FOR TOXIC OR HAZARDOUS MATERIALS, SUBSTANCES OR WASTES (DEFINED AND REGULATED AS SUCH PURSUANT TO SECTIONS 25316 AND 25501 OF THE CALIFORNIA HEALTH & SAFETY CODE, THE RESOURCE CONSERVATION AND RECOVERY ACT, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OR ANY SIMILAR LAWS AND ALL REGULATIONS ISSUED THEREUNDER)) AS IT CONSIDERS NECESSARY OR APPROPRIATE TO SATISFY ITSELF FULLY WITH RESPECT TO THE CONDITION AND ACCEPTABILITY OF THE PROPERTY (ALL OF SUCH INSPECTIONS, INVESTIGATIONS AND REPORTS BEING HEREIN COLLECTIVELY CALLED THE “INVESTIGATIONS”); (ii) SELLER HAS PERMITTED PURCHASER ACCESS TO THE PROPERTY AND MADE AVAILABLE TO PURCHASER ALL OF THE DOCUMENTS, OTHER THAN THE EXCLUDED DOCUMENTS, SUFFICIENT FOR PURCHASER TO COMPLETE THE INVESTIGATIONS AND MAKE AN INFORMED DECISION TO PROCEED WITH THE PURCHASE OF THE PROPERTY PURSUANT TO THE TERMS OF THIS AGREEMENT; AND (iii) PURCHASER HAS COMPLETED ITS DUE DILIGENCE WITH RESPECT TO THE PROPERTY AND THE DOCUMENTS TO ITS SATISFACTION, IS THOROUGHLY FAMILIAR WITH THE PHYSICAL CONDITION OF THE PROPERTY, AND IS ACQUIRING THE PROPERTY BASED EXCLUSIVELY UPON ITS OWN INVESTIGATIONS AND INSPECTIONS OF THE PROPERTY AND THE DOCUMENTS, AND SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES HEREIN AND IN THE CLOSING DOCUMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER SHALL FURTHER BE DEEMED TO HAVE ACKNOWLEDGED AND AGREED THAT (A) SELLER, BY MAKING AVAILABLE THE DOCUMENTS AND PERMITTING PURCHASER TO PERFORM THE INVESTIGATIONS, HAS FULLY COMPLIED WITH ALL DISCLOSURE REQUIREMENTS UNDER LOCAL, STATE AND FEDERAL LAWS, INCLUDING THE REQUIREMENTS OF SECTIONS 25359.7 AND 25915, ET SEQ., OF THE CALIFORNIA HEALTH & SAFETY CODE

(COLLECTIVELY, THE “DISCLOSURE LAWS”), AND (B) PURCHASER’S RIGHTS AND REMEDIES WITH RESPECT TO THE PROPERTY SHALL BE LIMITED TO THE RIGHTS AND REMEDIES (INCLUDING ALL CONDITIONS AND LIMITATIONS PLACED THEREON) EXPRESSLY SET FORTH IN THIS AGREEMENT, AND PURCHASER HEREBY WAIVES ALL RIGHTS AND REMEDIES THAT MIGHT OTHERWISE BE AVAILABLE TO PURCHASER UNDER THE DISCLOSURE LAWS.

FURTHER, PURCHASER’S DELIVERY OF THE APPROVAL NOTICE PURSUANT TO THE PROVISIONS OF SECTION 5.2 (INSPECTION) ABOVE SHALL CONSTITUTE PURCHASER’S ACKNOWLEDGMENT AND AGREEMENT TO THE PROVISIONS OF THIS SECTION 5.3 AND THAT, REGARDLESS OF THE CONTENT OF ANY OF THE DOCUMENTS, DISCLOSURES OR ANY STATEMENTS THAT SELLER, ITS AGENTS, EMPLOYEES, OFFICERS, CONTRACTORS, PARTNERS OR MEMBERS MAY HAVE MADE TO PURCHASER, ITS AGENTS, EMPLOYEES, OFFICERS, CONTRACTORS, PARTNERS OR MEMBERS, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 8.1 HEREOF OR IN ANY CLOSING DOCUMENTS SELLER EXECUTES AND DELIVERS AT CLOSING, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (1) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (2) THE INCOME TO BE DERIVED FROM THE PROPERTY; (3) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON; (4) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (5) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (6) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND PURCHASER SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 (“CERCLA”), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. PURCHASER, ON BEHALF OF ITSELF AND ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVES, RELEASES AND AGREES NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR ITS RELATED ENTITIES, AND ITS AND THEIR MEMBERS, MANAGERS, PARTNERS, DIRECTORS, OFFICERS, SHAREHOLDERS, TRUSTEES, BENEFICIARIES, AGENTS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS, HEIRS AND ASSIGNS (COLLECTIVELY, “SELLER AND ITS AFFILIATES”) BASED ON (x) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED; (y) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY

MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY; OR (z) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, IN, UNDER, OR IN THE VICINITY OF THE PROPERTY. EXCEPT WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY BREACH OF COVENANTS, REPRESENTATIONS OR WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE DOCUMENTS EXECUTED AND DELIVERED BY SELLER AT CLOSING IN CONNECTION WITH THIS AGREEMENT (THE “CLOSING DOCUMENTS”), PURCHASER, ON BEHALF OF ITSELF AND ITS PARTNERS, MEMBERS, MANAGERS, DIRECTORS, OFFICERS, SHAREHOLDERS, TRUSTEES, BENEFICIARIES, AGENTS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS, HEIRS AND ASSIGNS HEREBY RELEASES, SELLER AND ITS AFFILIATES, FROM ANY AND ALL CLAIMS OF ANY KIND WHATSOEVER, KNOWN OR UNKNOWN, WITH RESPECT TO ANY ASPECT OF THE PROPERTY, INCLUDING THE FOREGOING MATTERS, AND SPECIFICALLY WAIVES WITH RESPECT TO ALL SUCH MATTERS THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, AND ANY COMPARABLE LAW APPLICABLE IN THE STATE WHERE THE PROPERTY IS LOCATED, REGARDING THE MATTERS COVERED BY A GENERAL RELEASE, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS SECTION 5.3, THE FOREGOING RELEASE IS NOT INTENDED TO AND DOES NOT COVER (I) ANY CLAIMS ARISING FROM THE FRAUD OF SELLER, OR (II) ANY OTHER BREACH BY SELLER OF AN EXPRESS OBLIGATION OF SELLER UNDER THIS AGREEMENT WHICH BY ITS TERMS SURVIVES THE CLOSING.

PURCHASER AND SELLER REPRESENT AND ACKNOWLEDGE THAT THIS SECTION 5.3 WAS EXPLICITLY NEGOTIATED AND BARGAINED FOR AS A MATERIAL PART OF PURCHASER’S CONSIDERATION BEING PAID.

5.4    Survival. The provisions of this Section 5 shall survive the Closing or termination of this Agreement for any cause.
6.    CLOSING
6.1    Closing Date. The “Closing” of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement, unless waived by the party to whose benefit any condition runs) shall occur at the offices of the Title Company (or at such other location as the parties may agree) on January 11, 2017 (the “Closing Date”), or at such other time and place as Seller and Purchaser shall agree in writing. If the date of Closing above provided for falls on a Saturday, Sunday or legal holiday, the Closing Date shall be the next business day.

6.2    Closing Documents.
6.2.1.    Seller. Seller shall deliver into escrow at least one (1) business day prior to the Closing Date, each of the following (duly executed by Seller, if applicable, and acknowledged, if applicable):
6.2.1.1.    a grant deed in the form of Exhibit C attached hereto, subject only to the Permitted Exceptions;
6.2.1.2.    a bill of sale in the form of Exhibit D attached hereto;
6.2.1.3.    any and all affidavits, undertakings, certificates or other documents customarily required by the Title Company in order to cause it to issue the Title Policy, subject to the reasonable approval of Seller and its counsel;
6.2.1.4.    two counterparts of an Assignment and Assumption of Leases and Security Deposits, in the form of Exhibit F attached hereto, with respect to the Leases (the “Assignment of Leases”);
6.2.1.5.    two counterparts of an Assignment and Assumption of Contracts in the form of Exhibit G attached hereto, with respect to the Contracts being assigned to Purchaser (the “Assignment of Contracts”);
6.2.1.6.    an Assignment of Intangibles, in the form of Exhibit H attached hereto, with respect to the Intangible Personal Property;
6.2.1.7.    all of the original Leases and Contracts (or if unavailable, true and complete copies thereof), and any physical evidence of the Intangible Personal Property in Seller’s possession or control;
6.2.1.8.    all original Tenant Estoppels and the SNDA (each as defined in Section 9.1.4) received by Seller pursuant to Section 9.1.4;
6.2.1.9.    Seller’s affidavit stating, under penalty of perjury, Seller’s U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code (and any similar affidavit that may be required under state law);
6.2.1.10.    assignments of all non-cash security deposits under the Leases;
6.2.1.11.    an owner’s affidavit in favor of Title Company in the form attached hereto as Exhibit M, and if Seller and Purchaser agree to close the sale contemplated hereunder on a “gap” as provided more particularly in Section 6.3.4.1 below, a “gap” indemnity in customary form;

6.2.1.12.    all other documents reasonably and customarily required in order to complete the conveyance, transfer and assignment of the Property to Purchaser pursuant to the terms of this Agreement (including, without limitation, any transfer tax declarations, change of ownership forms or other similar instruments as may be required by law), provided that such documents are consistent with the terms of this Agreement, and do not increase Seller’s obligations hereunder or subject Seller to additional liability not otherwise contemplated by this Agreement;
6.2.1.13.    the most recent rent roll for the Property and trial balance prepared by or for Seller in the ordinary course of its business; and
6.2.1.14.    all keys in Seller’s possession for entrance doors at the Property.
6.2.2.    Purchaser. Purchaser shall deliver into escrow at least one (1) business day prior to the Closing Date (except the Cash Balance in clause 6.2.2.1 below, which shall be delivered on or before 10 a.m. California time on the Closing Date), each of the following (duly executed by Purchaser, if applicable):
6.2.2.1.    the Cash Balance;
6.2.2.2.    two counterparts of the Assignment of Leases;
6.2.2.3.    two counterparts of the Assignment of Contracts;
6.2.2.4.    any and all affidavits, undertakings, certificates or other documents customarily required by the Title Company from a purchaser of commercial real property, in order to cause it to issue the Title Policy, subject to the reasonable approval of Purchaser and its counsel; and
6.2.2.5.    all other documents reasonably and customarily required in order to complete the conveyance, transfer and assignment of the Property to Purchaser pursuant to the terms of this Agreement (including, without limitation, any transfer tax declarations, change of ownership forms or other similar instruments as may be required by law), provided that such documents are consistent with the terms of this Agreement, and do not increase Purchaser’s obligations hereunder or subject Purchaser to additional liability not otherwise contemplated by this Agreement.
6.2.3.    Seller shall, on the Closing Date, send a letter to each of the tenants under the Leases by certified mail, in the form of Exhibit E attached hereto (and a letter to vendors under Contracts still in force and effect at the Closing), and provide copies of such letters to Purchaser.
6.3    Credits and Prorations.
6.3.1.    Prorations. The following shall be apportioned with respect to the Property, based on the number of days Seller and Purchaser each own the Property in the month in which the Closing occurs, as of 12:01 a.m. on the Closing Date, as if Purchaser were vested with title to the Property during the entire day on the Closing Date:

6.3.1.1.    all collected rents and other sums received under the Leases, including prepaid rents (“Rents”);
6.3.1.2.    taxes and assessments (including personal property taxes on the Tangible Personal Property and rent taxes) levied against the Property;
6.3.1.3.    pre-payments and accrued amounts due under any Contracts relating to the Property;
6.3.1.4.    gas, electricity, water and other utility charges for which Seller is liable, if any; such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (which Seller shall use reasonable efforts to cause to be read not more than two (2) business days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility; and
6.3.1.5.    all other expenses pertaining to the Property (other than insurance premiums which shall not be prorated).
6.3.2.    Method of Prorations. Notwithstanding anything contained in the foregoing provisions:
6.3.2.1.    At Closing, (A) Seller shall credit to the account of Purchaser the amount of all cash security deposits (together with interest required to be paid thereon) held by Seller under Leases and not previously applied in accordance with the terms of the Leases; and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property which are duly assigned to Purchaser at Closing and Seller shall be entitled to recover from the utility companies any such deposits that are not so credited.
6.3.2.2.    Purchaser and Seller agree to prorate real estate taxes and assessments for the period for which such taxes are assessed, regardless of when payable. Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the fiscal year in which Closing occurs have been determined but have not been paid before Closing, Purchaser shall be credited at Closing with an amount equal to that portion of such taxes and assessments which relates to the period before the Closing Date and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. If the actual taxes and assessments are not known at Closing, the proration shall be based upon the most recent assessed values and tax rates. To the extent that the actual taxes and assessments paid differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within 30 days of the issuance of final tax bills.
6.3.2.3.    With respect to Tenant Inducement Costs and leasing commissions relating to Leases, or any modification, amendment, restatement or renewal thereto, entered into after the Contract Date in accordance with Section 3.3 or 3.5 (referred to as a “New Lease”), Seller and Purchaser agree that such costs and commissions shall be prorated over the term of any New Lease with Seller being responsible for a portion of such costs and commissions based on the ratio of base rent payments received by Seller through the Closing Date to the total base rent payable over the term of the particular New Lease. If, as of the Closing Date, Seller has paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the forgoing provisions, Purchaser shall reimburse Seller therefor at Closing. If, as of the Closing Date, Seller shall not have paid any Tenant Inducement Costs or leasing commissions for which Seller is responsible, Purchaser shall receive a credit at Closing in such amounts. For purposes hereof, the term “Tenant Inducement Costs” shall mean any payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, tenant improvement costs, lease buyout costs, moving, design and refurbishment allowances. The term “Tenant Inducement Costs” shall not include legal fees or loss of income resulting from any free rental period; it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the Closing Date.
6.3.2.4.    Within fifteen (15) days after receipt of Rent by Seller or Purchaser after the Closing Date, the recipient shall deliver to the other party any portion of such Rent to which the other party is entitled (based on the understanding that all Rent received by Seller or Purchaser shall be applied first to then current Rents, and then to delinquent rents, in inverse order of maturity [i.e., any delinquent Rents relating to Purchaser’s period of ownership are to be paid first]). At Closing, Seller shall deliver to Purchaser a schedule of all past due but uncollected Rent and other sums owed by tenants, and Purchaser shall include the amount of such Rent and other sums in the first bills thereafter submitted to the tenants in question after the Closing, and shall continue to do so for six (6) months thereafter. Seller shall not have the right to pursue tenants for payment of delinquent Rent from and after Closing.
6.3.2.5.    Reconciliations.
(i)    Additional Rents; Payment of 2016 Expenses by Tenants; True Up.  To the extent that Seller has actually collected any portion of Expenses (defined below) from tenants under the Leases as Additional Rents (defined below) for calendar year 2016, Seller may retain all such Additional Rents, subject to the reconciliation described below. Within 60 days after Closing, Seller shall prepare and deliver to Purchaser for review and approval, which approval shall not be unreasonably withheld, a 2016 year end Expense statement for tenants (once approved by Purchaser as provided below, the "2016 Reconciliation").  The 2016 Reconciliation shall be subject to Purchaser’s approval and Seller and Purchaser shall use commercially reasonable efforts to resolve any disagreements as to it reasonably promptly after Purchaser’s receipt of Seller’s proposed 2016 Reconciliation.  If, based on the 2016 Reconciliation, Seller under-collected Expenses from tenants for calendar year 2016, Purchaser shall include the amount of such under-payment on the rent bills first submitted to the tenants in question after the Closing, and shall continue to do so for six (6) months thereafter (and any such amounts so collected shall be paid to Seller).  Seller shall not have the right to pursue tenants for payment of such amounts from and after Closing. If the 2016 Reconciliation evidences that Seller has over-collected Additional Rents from tenants for calendar year 2016, Seller shall promptly pay such over-collected amounts to Purchaser and Purchaser shall thereafter be responsible for making reimbursement to the tenants or applying the same to post-closing Expenses in accordance with the Leases.

(ii)    Additional Rents; Payment of 2017 Expenses by Tenants; True Up.  To the extent that Seller has actually collected any portion of Expenses from tenants under the Leases as Additional Rents for calendar year 2017, Seller may retain all such Additional Rents, as determined by the 2017 Stub Reconciliation (defined below). Within 60 days after Closing, Seller shall prepare and deliver to Purchaser for Purchaser’s review and approval a reconciliation Expense statement for the period from and after January 1, 2017, to but not including the Closing Date (once approved by Purchaser as provided below, the "2017 Stub Reconciliation"). The 2017 Stub Reconciliation shall be subject to Purchaser’s approval, which such approval shall not be unreasonably withheld, and Seller and Purchaser shall use commercially reasonable efforts to resolve any disagreements as to it reasonably promptly after Purchaser’s receipt of Seller’s proposed 2017 Stub Reconciliation.  If, based on the 2017 Stub Reconciliation, Seller under-collected Expenses from tenants attributable to the portion of calendar year 2017 for which Seller owned the Property, Purchaser shall include the amount of such under-payment on the rent bills first submitted to the tenants in question after the Closing, and shall continue to do so for six (6) months thereafter (and any such amounts so collected attributable to the portion of calendar year 2017 for which Seller owned the Property shall be paid to Seller).  Seller shall not have the right to pursue tenants for payment of such from and after Closing. If the 2017 Stub Reconciliation evidences that Seller has over-collected Additional Rent from tenants under Leases for such period, Seller shall promptly pay such over-collected amounts to Purchaser, and Purchaser shall thereafter be responsible for making reimbursements to the applicable tenants or applying the same to post-closing Expenses in accordance with the applicable Leases.
(iii)    As used in this Section 6.3.2.5, the term “Expenses” means all expenses and taxes recoverable from tenants under the Leases. As used in this Section 6.3.2.5, the term “Additional Rent(s)” means Rents in excess of the “base” portion of Rents.
6.3.2.6.    Notwithstanding the foregoing, if any Expense or other proration cannot be determined at the Closing, the adjustments will be made between the parties as soon after Closing as possible, subject to the limitations of Section 6.3.2.7. For example, Purchaser acknowledges that the Leases are so called “net leases” with Seller, as landlord under the Leases, collecting from tenants additional Rent to cover items such as taxes, insurance, utilities, maintenance and other operating costs and expenses incurred by Seller in connection with the ownership, operation, maintenance and management of the Property. Because the collections are based on budgeted expenses (as opposed to actual) for the year in which Closing occurs, it is likely that there will need to be a post-Closing reconciliation after actual expenses for the year in which Closing occurs are finally determined.
6.3.2.7.    Subject to the provisions of Section 6.3.2.5, either party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment provided written notice thereof is given to the other party within one (1) year of Closing.
6.3.2.8.    Seller reserves the right to meet with governmental officials and to contest any reassessment governing or affecting Seller’s obligations to pay taxes and assessments or other charges with respect to calendar year 2016 and prior years (but not calendar year 2017), and the right to contest any assessment of the Property or any portion thereof for such periods and to attempt to obtain a refund for any taxes previously paid for such periods. Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date, subject to the entitlements of tenants under the Leases relating to the period during which Landlord owned the Property. Should any such refund be paid by the relevant authority to Purchaser rather than to Seller, Purchaser will promptly pay the same over to Seller. In the event that Seller receives a refund of taxes on account of the calendar year in which the Closing occurs, Seller shall promptly pay to Purchaser that portion of such refund allocable to the period from and after the Closing Date.
6.3.3.    Closing Costs. Seller shall pay (i) all county and city transfer taxes; (ii) the premium for a standard CLTA owner’s title insurance policy; (iii) one-half of all escrow fees; and (iv) all other costs and expenses allocated to Seller pursuant to this Agreement. Purchaser shall pay (i) the cost of the Title Policy above the amount Seller is obligated to pay, including the cost of any endorsements requested by Purchaser, and the premium for any policy of lender’s title insurance; (ii) all recording fees; (iii) one-half of all escrow fees; and (iv) all other costs and expenses allocated to Purchaser pursuant to this Agreement.
6.3.4.    Closing. Pursuant to Section 6.1 above, Title Company shall close the escrow for this transaction when it is in a position to issue the Title Policy and has received from Seller and Purchaser the items required of each in Sections 6.2.1 and 6.2.2 above. Title Company shall close escrow by doing the following:
6.3.4.1.    Recording the grant deed referred to in Section 6.2.1.1 in the Official Records of Los Angeles County (or, in the event of a “gap” closing which is agreed to by Seller and Purchaser in writing, submitting such grant deed for recording in the Official Records of Los Angeles County, California and within 2 business days thereafter providing a recorded copy of same to Seller and Purchaser);
6.3.4.2.    Delivering to Purchaser the Title Policy, the original documents and items listed in Section 6.2.1 above, and a closing statement for the escrow consistent with this Agreement and signed by Purchaser and Seller (the “Closing Statement”), and any refund due Purchaser; and
6.3.4.3.    Delivering to Seller the amount due Seller as shown on the Closing Statement, the original documents listed in Section 6.2.2 above, and a signed original of Seller’s Closing Statement.
6.3.5.    Survival. The obligations under this Section 6.3 shall survive Closing and delivery of the deed to Purchaser.
6.3.6.    Possession. Upon Closing, Seller shall deliver to Purchaser possession of the Property, subject to such matters as are permitted by or pursuant to this Agreement.

7.    CASUALTY LOSS AND CONDEMNATION
If, prior to Closing, the Property or any part thereof shall (i) be condemned or transferred in lieu of condemnation, (ii) become the subject of pending or threatened condemnation proceedings, or (iii) be destroyed or damaged by fire or other casualty, then Seller shall so notify Purchaser in writing, and:

7.1    Material Event. If such event (a) would result in costs to restore in excess of $350,000 or (b) would result in any (i) loss of access to the Property which causes the Property to fail to comply with applicable laws or codes, or (ii) material and adverse loss of parking at the Property, (c) would entitle any of the tenants at the Property to terminate their Leases, or (d) would result in an uninsured cost to restore the Improvements to substantially the same condition as prior to such event in excess of $30,000 (excluding the amount of any deductible) (any such event, a “Material Event”) then Purchaser shall have the option either to (i) terminate this Agreement (by written notice given to Seller within twenty (20) days of receipt of notice of the applicable event) or (ii) consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or damage; provided, however, if Purchaser elects to terminate this Agreement for an uninsured casualty pursuant to clause (d), then Seller may elect, by giving written notice to Purchaser within five (5) business days after receipt of Purchaser’s notice terminating this Agreement, to give Purchaser a credit against the Purchase Price for the entire uninsured cost to restore the Improvements to substantially the same condition as prior to such event, in which case Purchaser’s termination notice will be deemed rescinded and this Agreement will continue in full force and effect. If Purchaser elects to consummate the transaction contemplated by this Agreement, Purchaser shall be entitled to receive the condemnation proceeds (except any related to loss of rentals or income for the period prior to Closing, to which Seller shall be entitled) or settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto (other than the proceeds of any business or rental interruption insurance applicable to the period prior to Closing, to which Seller shall be entitled), and Seller shall credit Purchaser for the lesser of the cost to repair the damage or destruction or the amount of all deductibles under any insurance policies and further Seller shall execute and deliver to Purchaser all required proofs of loss, assignments of claims and other similar items.
7.2    Non-material Event. If such event is not a Material Event, Purchaser shall be required to close, but shall be entitled to receive the condemnation proceeds (except any related to loss of rentals or income for the period prior to Closing, to which Seller shall be entitled) or settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto (other than the proceeds of any business or rental interruption insurance applicable to the period prior to Closing, to which Seller shall be entitled), and Seller shall credit Purchaser for the lesser of the cost to repair the damage or destruction or the amount of all deductibles under any insurance policies and further Seller shall execute and deliver to Purchaser all required proofs of loss, assignments of claims and other similar items.

8.    REPRESENTATIONS AND WARRANTIES
8.1    Except as set forth on Exhibit K attached hereto, Seller hereby makes the following representations and warranties to Purchaser, which representations and warranties shall survive the Closing for a period of nine (9) months (it being understood that so long as Purchaser has actually filed a lawsuit specifically alleging breach of any such representation or warranty within said nine (9) month period, any claim arising therefrom shall survive the pendency of said lawsuit) and all of which (i) are material and are being relied upon by Purchaser, and (ii) are true, complete and accurate, in all material respects, as of the date hereof and, unless otherwise specified, shall be true, complete and accurate, as modified by any Pre-Closing Disclosures (defined below) and in all material respects, at the Closing Date.
8.1.1.    Authority, etc. Seller is a limited liability company, duly formed and validly existing and in good standing under the laws of the State of California, and has full power and lawful authority under Seller’s organizational documents to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement. All actions necessary to confer such power and authority upon the persons executing this Agreement (and all documents which are contemplated by this Agreement to be executed on behalf of Seller) have been taken. Seller’s execution, delivery and performance of this Agreement will not result in any violation of, or default under, or require any notice or consent under, any of Seller’s organizational documents, any other agreement to which Seller is a party or any law, judgment or order applicable to Seller.
8.1.2.    Leases. All of the leases, licenses and occupancy agreements (as the same may be amended) affecting the Property and all amendments and guarantees thereof (collectively, “Leases”) are listed on Exhibit I attached hereto, and such list of Leases is true, correct and complete. During the twenty-four (24) months prior to the Contract Date, Seller has not given to, and to Seller’s Knowledge has not received from, any tenant any written notice of a default that has not subsequently been cured, and Seller has no Knowledge of any other uncured default under any of the Leases by the landlord or tenant thereunder. Additionally, there are no outstanding tenant improvement obligations, Tenant Inducements, free rent credits, or any other monetary inducements owed by the landlord under (or in connection with) any of the Leases.
8.1.3.    Contracts. All of the service, management, maintenance, repair, parking, construction, and other contracts relating to the ownership and operation of the Property, other than the Leases and brokerage agreements, are listed on Exhibit J attached hereto (the “Contracts”), and such list of Contracts is true, correct and complete. During the twenty-four (24) months prior to the Contract Date, Seller has not given to, or to Seller’s Knowledge, received from, any other party to a Contract any written notice of a default that has not subsequently been cured, and Seller has no Knowledge of any other uncured default under any of the Contracts by any party thereto.
8.1.4.    Foreign Person. Seller is not a “foreign person” as defined in Internal Revenue Code Section 1445 and any related regulations. At the Closing, Purchaser will have no duty to collect withholding taxes for Seller pursuant to the Foreign Investment in U.S. Real Property Tax Act of 1980, as amended.

8.1.5.    Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets; or (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets.
8.1.6.    Litigation. Seller has not been served with any litigation which is still pending against the Seller with respect to its ownership or operation of the Property that, if determined adversely to Seller, would materially and adversely affect the Property or Seller’s ability to consummate the transactions contemplated by this Agreement, and has no Knowledge of any filed and pending condemnation proceedings affecting any portion of the Property.
8.1.7.    Violations. Seller has not received from any governmental authority written notice of any currently existing material violation of any statute, ordinance, rule, regulation or order applicable to the Property, or any part thereof, that will not have been corrected prior to Closing.
8.1.8.    Environmental. Seller has delivered or made available to Purchaser pursuant to Section 5.1 true, correct and complete copies of all written third party environmental audits with respect to the Property in Seller’s possession.
8.1.9.    Licenses and Permits. To Seller’s Knowledge, Seller has not received written notice from any applicable governmental or quasi-governmental entity, or other person or entity, of any material violation of any license or permit issued, approved or granted by any governmental or quasi-governmental entity in connection with the Property, including all renewals and modifications of the foregoing, that has not subsequently been cured.
8.1.10.    OFAC. Neither: (i) Seller, any affiliate of Seller nor any other person or entity controlled by Seller; nor (ii) to the Knowledge of Seller, without further inquiry, any person or entity who owns a controlling interest in or otherwise controls Seller; nor (iii) any person or entity for whom Seller is acting as agent or nominee in connection with this investment, is a country, territory, person or entity, organization, or entity named on an OFAC List, is a prohibited country, territory, person or entity, organization, or entity under any economic sanctions program administered or maintained by OFAC. As used in this Agreement, the term “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and the term “OFAC List” means any list of prohibited countries, individuals, organizations and entities that is administered or maintained by OFAC, including: (i) Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related enabling legislation or any other similar executive orders, (ii) the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by OFAC), and/or on any other similar list (“Other Lists”) maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (iii) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

8.1.11.    Profit and Loss Statements. The profit and loss statements for the Property delivered to Purchaser were prepared by or for Seller in the ordinary course of its business.
8.1.12.    Definition of Knowledge. When used in this Agreement, the terms “Seller’s Knowledge” and “Knowledge” of Seller shall mean and be limited to the actual (and not constructive) current knowledge, without duty of inquiry or investigation, of Jacob Mathews who Seller represents is an employee or representative of Seller with significant knowledge regarding the management and operation of the Property.
8.2    Pre-Closing Disclosure. As of Closing, Seller shall be deemed to remake and restate the representations set forth in Section 8.1, except that the representations shall be updated by delivering written notice to Purchaser in order to reflect any fact, matter or circumstance in Seller’s Knowledge that would make any of Seller’s representations or warranties contained herein materially untrue, incomplete or incorrect (any such disclosure being referred to as a “Pre-Closing Disclosure”). Purchaser acknowledges that Seller shall have no liability, obligation or responsibility, and shall not be in default under this Agreement, with respect to any representation or warranty which was true and accurate when made by Seller upon the execution and delivery of this Agreement and which subsequently becomes untrue or inaccurate for any reason which is not a breach or default by Seller of the covenants made by Seller in this Agreement (e.g., an untruth or inaccuracy due to the passage of time, litigation initiated against Seller by a third party, events occurring or Knowledge acquired by Seller after the Contract Date, etc.). Seller shall not be liable to Purchaser for a breach of any of the representations and warranties set forth in this Agreement if, and to the extent that, Purchaser has knowledge of such breach at Closing (and in particular Purchaser shall be deemed to have knowledge of the existence of all of the Documents and the contents thereof to the extent delivered or made available to Purchaser), whether due to a Pre-Closing Disclosure or otherwise (unless the representation was untrue when made on the Contract Date or became untrue due to a breach or default by Seller hereunder (a “Seller Default Breach”), in which case Purchaser’s remedies shall be governed by Section 11.1 below). Purchaser’s sole remedy for any such Pre-Closing Disclosure and for any breach of which it has knowledge shall be to terminate this Agreement within five (5) business days after the Pre-Closing Disclosure or gaining knowledge of such breach (and in all events prior to Closing), failing which, Purchaser shall be deemed to have accepted all Pre-Closing Disclosures and waived any breach of Seller’s representations and warranties of which Purchaser has knowledge. Notwithstanding anything herein to the contrary, in the event Purchaser terminates the Agreement on account of a Seller Default Breach, Purchaser shall be entitled to reimbursement of its actual out-of-pocket expenses incurred in connection with this Agreement (excluding any expenses incurred in connection with any proposed financing), not to exceed $50,000. For purposes of this Section 8.2 and Section 9.1.1 below, the terms “materially” and “material” shall mean for matters quantifiable in terms of money, an amount in excess of $40,000 and for all other matters, disclosures or breaches that would prompt a commercially reasonable buyer to request a reduction in excess of $40,000 in the Purchase Price. Notwithstanding anything to the contrary contained herein, Purchaser shall have no right to terminate this Agreement by reason of any untruth or inaccuracy in Seller’s representations and warranties which is caused by an action which Seller is authorized or permitted to take under this Agreement. The provisions of this Section 8.2 shall survive the Closing or termination of this Agreement for any cause.

8.3    Purchaser’s Representations and Warranties. Purchaser hereby makes the following representations and warranties to Seller, which representations and warranties shall survive the Closing and all of which (i) are material and are being relied upon by Seller, and (ii) are true, complete and accurate, in all material respects, as of the date hereof and shall be true, complete and accurate, in all material respects, as of the Closing Date:
8.3.1.    Authority, etc. Purchaser is a limited partnership duly formed and, validly existing under the laws of the State of Delaware and is in good standing under the laws of the States of Delaware and California, and has full power and lawful authority under Purchaser’s organizational documents to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement. All actions necessary to confer such power and authority upon the persons executing this Agreement (and all documents which are contemplated by this Agreement to be executed on behalf of Purchaser) have been taken or will be taken prior to Closing. Purchaser’s execution, delivery and performance of this Agreement will not result in any violation of, or default under, or require any notice or consent under, any of Purchaser’s organizational documents, any other agreement to which Purchaser is a party or any law, judgment or order applicable to Purchaser.
8.3.2.    Bankruptcy. Purchaser has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets; or (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets.
8.3.3.    OFAC. Neither: (i) Purchaser, any affiliate of Purchaser nor any other person or entity controlled by Purchaser; nor (ii) to the actual knowledge, without further inquiry, of Purchaser’s representative Alan Shapiro, any person or entity who owns a controlling interest in or otherwise controls Purchaser; nor (iii) any person or entity for whom Purchaser is acting as agent or nominee in connection with this investment, is a country, territory, person or entity, organization, or entity named on an OFAC List, is a prohibited country, territory, person or entity, organization, or entity under any economic sanctions program administered or maintained by OFAC.
8.3.4.    Assignment. If Purchaser assigns its rights under this Agreement pursuant to the terms of Section 12.1 below, such permitted assignee shall be required and deemed to have made all of the foregoing representations and warranties as of the date of assignment and the Closing Date, modified to apply to the assignee, including its form of enterprise and state of formation. All of such assignee’s representations and warranties shall survive the Closing.

9.    CONDITIONS PRECEDENT
9.1    Purchaser’s Conditions Precedent. The obligation of Purchaser to close the transaction contemplated by this Agreement is contingent upon any one or more of the following, the failure of any of which shall, upon written notice by Purchaser to Seller, cause this Agreement to terminate; provided, however, that, if such failure of the condition constitutes a default on the part of Seller under any other provision of this Agreement, except as otherwise provided in Section 8.2, Purchaser shall have all of its rights and remedies set forth in Section 11.1 hereof. Notwithstanding the foregoing, Purchaser’s election to proceed with the Closing and deliver the Cash Balance shall be deemed Purchaser’s waiver of all of its conditions precedent to the extent any of such have not been previously satisfied or waived.
9.1.1.    Representations. Each and every representation and warranty of Seller set forth in Section 8.1 above shall be materially true, complete and correct as of the Closing Date, as modified by any Pre-Closing Disclosures. Notwithstanding the foregoing, if Seller makes any material Pre-Closing Disclosure to Purchaser, Purchaser shall have the right to terminate this Agreement by delivering written notice thereof to Seller on or before the fifth (5th) business day after Purchaser receives written notice of such Pre-Closing Disclosure (and if such day is after the scheduled Closing Date, Closing shall be extended accordingly). If Purchaser does not terminate this Agreement pursuant to its rights under this Section 9.1.1, then such representations and warranties shall be deemed modified to conform them to the Pre-Closing Disclosure.
9.1.2.    Title Policy. The Title Company shall be irrevocably committed to issue the Title Policy upon Closing in accordance with Section 4.5 hereof.
9.1.3.    No Default. Seller shall not be in default under any of its material obligations hereunder.
9.1.4.    Tenant Estoppels, SNDA.
9.1.4.1.    On or before the Closing Date, Purchaser shall have received estoppel certificates meeting the requirements of this Section 9.1.4 (the “Tenant Estoppels”), dated not more than thirty (30) days prior to the Closing Date, from all of the tenants under the Leases (the “Estoppel Threshold”).
9.1.4.2.    At such time as Seller reasonably determines it is appropriate given the Closing Date, Seller shall prepare draft Tenant Estoppels, which shall be substantially in the Form of Exhibit B attached hereto; provided, however, if any applicable Lease limits the information required to be certified by the tenant, then a Tenant Estoppel setting forth only such required information shall be deemed acceptable with respect to such Lease. Prior to delivery of completed Tenant Estoppels to the applicable tenants, Seller shall send them to Purchaser for Purchaser’s approval, which approval shall not be unreasonably withheld or conditioned and shall be deemed granted unless written notice to the contrary (setting forth Purchaser’s grounds for disapproval and/or comments, both of which must be reasonable) shall be provided by Purchaser within two (2) business days after receipt from Seller. Promptly after Purchaser’s approval or deemed approval of the Tenant Estoppels, Seller shall send the Tenant Estoppels to the applicable tenants, and Purchaser shall send each Tenant Estoppel to Purchaser promptly upon return by the applicable Tenant. Purchaser and Seller agree that the mere failure of Seller to obtain the Tenant Estoppels required hereunder shall not be deemed a default by Seller, so long as Seller has otherwise complied with this Section 9.1.4.2.
9.1.4.3.    Purchaser shall have a period of two (2) business days from the receipt of the signed Tenant Estoppels (or until the scheduled Closing Date, if earlier) to notify Seller of any objection to such Tenant Estoppels due to the fact that any such Tenant Estoppel contains material and adverse changes from the completed but unsigned form approved by Purchaser prior to Seller sending it to the applicable tenant (the “Estoppel Review Period”). If Purchaser fails to notify Seller of any objection to the Tenant Estoppels during the Estoppel Review Period, the Tenant Estoppels shall be deemed approved by Purchaser. In the event Purchaser shall notify Seller of such an objection prior to the expiration of the Estoppel Review Period, Seller shall have the right, but not the obligation, to attempt to cure such objection by causing the applicable tenant to re-execute or amend such Tenant Estoppel to remedy Purchaser’s objection. Within five (5) days after receipt of Purchaser’s notice of objection, Seller shall notify Purchaser in writing whether Seller elects to attempt to cause the applicable tenant to re-execute or amend such Tenant Estoppel, and failure of Seller to provide any notice to Purchaser within such five (5) day period shall be deemed Seller’s election not to attempt to cure Purchaser’s objection. If Seller elects, or is deemed to have elected, not to cure any objection, Purchaser shall have two (2) business days from the receipt of Seller’s notice (or from the expiration of the five (5) day period if no notice is given) to do one of the following: (i) terminate this Agreement; or (ii) waive its objections to the applicable Tenant Estoppel and agree to purchase the Property subject to the items to which Purchaser had objected, and failure of Purchaser to provide any notice to Seller within such two (2) business day period shall be deemed an election under (ii) above. If Seller elects to attempt to cause the applicable tenant to re-execute or amend a Tenant Estoppel, Seller shall use commercially reasonable efforts to cause such re-execution or amendment, at no cost to Seller. Seller may extend the Closing Date by up to ten (10) days as necessary to accommodate the process set forth in this Section 9.1.4.3. For purposes of this Section 9.1.4.3, the term “material and adverse” shall include changes which, individually or when aggregated with changes and contained in other Tenant Estoppels, results or would result in damages or losses in excess of $40,000, provided that Purchaser shall receive a credit at Closing for damages or losses up to $30,000, in the aggregate, which result or would result from changes from any completed but unsigned form Tenant Estoppel which was approved by Purchaser prior to Seller sending it to the applicable tenant.
9.1.4.4.    Seller agrees that upon the request of Purchaser, Seller shall deliver to 3705 Group, LLC the form of subordination, non-disturbance and attornment agreement required by Purchaser’s mortgage lender (the “SNDA”) and shall request that 3705 Group, LLC execute and return the SNDA prior to Closing; provided however, that it shall not be a condition to Closing that Seller deliver to Purchaser the executed SNDA and the failure of Seller to obtain the SNDA shall not constitute a default by Seller under this Agreement.
9.1.5.    No Financing Contingency. Notwithstanding any term or provision of this Agreement (including any reference to any Purchaser’s financing or any lender), Purchaser expressly acknowledges, covenants and agrees that there shall be no financing contingency with respect to the transaction contemplated hereby and Purchaser’s obligations hereunder to complete the Closing and consummate the purchase of the Property pursuant to this Agreement shall not be conditioned upon or subject to Purchaser obtaining financing to pay all or any portion of the Purchase Price.
9.2    Seller’s Conditions Precedent. The obligation of Seller to close the transaction contemplated by this Agreement is contingent upon any one or more of the following, the failure of any of which shall, upon written notice by Seller to Purchaser cause this Agreement to terminate provided, however, that, if such failure of the condition constitutes a default on the part of Purchaser under any other provision of this Agreement, Seller shall have all of its rights and remedies set forth in Section 11.2 hereof.
9.2.1.    No Default. Purchaser shall not be in default under any of its material obligations hereunder.
9.2.2.    Representations. Each and every representation and warranty of Purchaser set forth in Section 8.3 above shall be materially true, complete and correct as of the Closing.
10.    BROKERAGE
Neither party has had any contact or dealings regarding the Property, through any licensed real estate broker or other persons who can claim a right to a commission or finder’s fee in connection with this transaction, except for CBRE, Inc. representing Seller and Purchaser (“Broker”). The parties agree that upon consummation of the Closing, Seller shall pay any brokerage commission due to Broker pursuant to a separate agreement between Seller and Broker. Broker shall not be entitled to any monies or other recovery realized by Seller arising out of Purchaser’s default. In the event that any other party claims a commission or finder’s fee in this transaction, the party through whom the party makes its claim shall be responsible for said commission or fee and shall indemnify the other against all costs and expenses (including reasonable attorneys’ fees) incurred in defending against the same. This indemnification obligation shall survive the Closing or termination of this Agreement for any cause.
11.    DEFAULTS AND REMEDIES
11.1    Seller Default. Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to perform in accordance with the terms of this Agreement prior to Closing and the Closing does not occur, then Purchaser may, as its sole and exclusive remedy hereunder and at Purchaser’s option, either (a) terminate this Agreement, or (b) provided an action is filed within sixty (60) days after the scheduled Closing Date, seek specific performance of this Agreement, but not any damages (whether actual, direct, indirect, consequential, compensatory, punitive or otherwise). Purchaser’s failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (a) above. If specific performance of Seller’s obligation to convey the Property is not available to Purchaser due to an intentional act of Seller (i.e., Seller has sold the Property to another party), then in addition to terminating this Agreement, Purchaser may seek damages in an amount not in excess of Seven Hundred Fifty Thousand Dollars ($750,000).

11.2    Purchaser Default. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE CLOSING FAILS TO OCCUR DUE TO PURCHASER’S DEFAULT UNDER THE TERMS OF THIS AGREEMENT, THE DEPOSIT SHALL BE PAID TO SELLER AS LIQUIDATED DAMAGES (WHICH SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST PURCHASER FOR PURCHASER’S FAILURE TO PURCHASE THE PROPERTY), AT WHICH TIME THIS AGREEMENT SHALL TERMINATE. SELLER ACKNOWLEDGES AND AGREES THAT (1) THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF CLOSING TO HAVE OCCURRED DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (3) PURCHASER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE DEPOSIT IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; AND (4) THE AMOUNT OF THE DEPOSIT SHALL BE AND CONSTITUTE REASONABLE AND VALID LIQUIDATED DAMAGES. THE PARTIES AGREE THAT THE DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369 BUT SHALL BE TREATED AS LIQUIDATED DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO LIMIT PURCHASER’S LIABILITY TO SELLER, IF ANY, (A) WITH RESPECT TO ANY INDEMNIFICATION OR OTHER PROVISION OF THIS AGREEMENT THAT EXPRESSLY SURVIVES THE CLOSING OR TERMINATION OF THIS AGREEMENT (INCLUDING THE RIGHT TO REIMBURSEMENT FOR LEGAL AND OTHER COSTS OF ENFORCEMENT), AND SELLER SHALL RETAIN ALL RIGHTS AND REMEDIES, AT LAW OR IN EQUITY, WITH RESPECT TO THOSE PROVISIONS, AND (B) IN THE EVENT THAT, FOLLOWING ANY TERMINATION OF THIS AGREEMENT, PURCHASER OR ANY PARTY AFFILIATED WITH PURCHASER, ASSERTS ANY CLAIMS OR RIGHTS TO THE PROPERTY THAT MIGHT DELAY OR PREVENT SELLER FROM HAVING CLEAR, INDEFEASIBLE AND MARKETABLE TITLE TO THE PROPERTY OR OTHERWISE IMPEDE OR DELAY A SUBSEQUENT SALE OF THE PROPERTY.
Initials of Seller: __________________    Initials of Purchaser: __________________

11.3    Rights after Closing. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, with respect to those provisions and claims that expressly survive Closing, except that neither Seller nor Purchaser shall be entitled to recover from the other punitive, consequential, indirect or special damages.

11.4    Survival. The provision of this Section 11 shall survive the Closing or termination of this Agreement for any cause.
12.    MISCELLANEOUS
12.1    Assignment. Purchaser shall not assign its rights or delegate its obligations hereunder without the prior written consent of Seller, which consent may be granted, conditioned or withheld in its sole and absolute discretion; provided, however, that Purchaser shall be permitted to assign its rights and obligations under this Agreement to a limited partnership or limited liability company in which Purchaser (or an entity that controls, is controlled by or is under common control with, Purchaser) serves as the general partner, manager or sole member, as applicable, without Seller’s consent, provided Seller is given evidence of such assignment, the existence and good standing of the assignee, and the interest of Purchaser (or an entity that controls, is controlled by or is under common control with, Purchaser), as general partner, manager or sole member, in the assignee. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns. In connection with any approved or permitted assignment, the assignee shall assume the assignor’s obligations hereunder, but, until the Closing only, the assignor shall nevertheless remain jointly and severally liable with the assignee therefor. The provisions of this Section 12.1 shall survive the Closing or termination of this Agreement.
12.2    Entire Agreement. This document represents the final and complete agreement between the parties with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements, communications or representations, whether oral or written, express or implied. The parties acknowledge and agree that they may not and are not relying on any representation, promise, inducement, or other statement, whether oral or written and by whomever made, that is not contained expressly in this Agreement. This Agreement may only be modified by a written instrument signed by representatives authorized to bind both parties. Oral modifications are unenforceable.
12.3    Time. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.
12.4    Notices. All notices and any other communications permitted or required under this Agreement must be in writing and will be effective (i) immediately upon delivery in person, provided delivery is made during regular business hours or receipt is acknowledged by a person reasonably believed by the delivering party to be employed by the recipient; (ii) immediately upon delivery if delivery is made by electronic mail transmission (“Email”) (so long as any Email notice contains the following in the Subject line in all caps: “OFFICIAL NOTICE UNDER SILVERLAKE COLLECTION PSA”) completed before 5:00 pm California time on a business day, as evidenced by the transmission confirmation generated by the sending Email system; and otherwise on the business day next following the date of completed transmission; provided, however, that any communication by Email to be effective must be confirmed two (2) business days after transmission by duplicate notice delivered as otherwise provided herein; (iii) the next business day after timely deposit with a commercial courier or delivery service for overnight delivery, provided delivery is made during regular business hours or receipt is acknowledged by a person reasonably believed by the delivering party to be employed by the recipient; or (iv) the date indicated on the return receipt if deposited with the United States Postal Service, certified mail, return receipt requested, postage prepaid. The inability to deliver because of a changed address of which no notice was given, or rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party. All notices must be properly addressed and delivered to the parties at the addresses set forth below, or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this Section:

If to Seller:	Sunset Triangle Investors, LLC 17351 W. Sunset Blvd #1A Pacific Palisades, CA 90272 Attention: Jake Mathews Telephone: (310) 454-6593 Email: jake@9mileinvestments.com

With a copy to:	Farella Braun + Martel LLP 235 Montgomery Street San Francisco, CA 94111 Attention: Gregory B. Shean Telephone: (415) 954-4957 Email: gshean@fbm.com

If to Purchaser:	Strategic Realty Operating Partnership, LP c/o Glenborough, LLC 66 Bovet Rd., Suite 100 San Mateo, CA 94402 Attention: Alan Shapiro Fax No. 650-343-9690 Email: alan.shapiro@glenborough.com

With a copy to:	Strategic Realty Operating Partnership, LP c/o Glenborough LLC 66 Bovet Rd., Suite 100 San Mateo, CA 94402 Attention: G. Lee Burns, Jr. Fax No. 650-343-9690 Email: chip.burns@glenborough.com

With an additional    Elkins Kalt Weintraub Reuben Gartside LLP

copy to:	2049 Century Park East, Suite 2700

Los Angeles, CA 90064
Attention: Scott Kalt
Fax No. 310-746-4499
Email: skalt@elkinskalt.com

12.5    Law. This Agreement is entered into and shall be governed by and construed in accordance with the laws of the State of California (without giving effect to its choice of law principles). Subject to Section 12.10 below, the parties agree that all suits or actions of any kind brought to interpret or enforce the terms of, or otherwise arising out of or relating to, this Agreement shall be filed and litigated solely in the state or federal courts in San Francisco, California. Each party hereby consents to the personal and subject matter jurisdiction of said courts.
12.6    No Recordation. Neither this Agreement nor any memorandum thereof shall be recorded against the Property. The provisions of this Section 12.6 shall survive the termination of this Agreement for any cause.
12.7    Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and is intended to be binding when all parties have delivered their signatures to the other parties. Signatures may be delivered by facsimile transmission or by e-mail in a portable document format (pdf). All counterparts shall be deemed an original of this Agreement.
12.8    Waiver. No consent or waiver by either party to or of any breach or non-performance of any representation, condition, covenant or warranty shall be enforceable unless in a writing signed by the party entitled to enforce performance, and such signed consent or waiver shall not be construed as a consent to or waiver of any other breach or non-performance of the same or any other representation, condition, covenant, or warranty.
12.9    Severability. If any term, covenant or condition of this Agreement or its application to any person or circumstances shall be held to be illegal, invalid or unenforceable, the remainder of this Agreement or the application of such term or provisions to other persons or circumstances shall not be affected, and each term hereof shall be legal, valid and enforceable to the fullest extent permitted by law. In the event of such partial invalidity, the parties shall seek in good faith to agree on replacing any such legally invalid provisions with valid provisions which, in effect, will, from an economic viewpoint, most nearly and fairly approach the effect of the invalid provision and the intent of the parties in entering into this Agreement.
12.10    ARBITRATION OF DISPUTES. EXCEPT AS OTHERWISE SET FORTH BELOW, ANY DISPUTE BETWEEN SELLER AND PURCHASER ARISING UNDER OR RELATING TO THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRATION IN ACCORDANCE WITH THE COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES (“JAMS”), AS AMENDED FROM TIME TO TIME. THE ARBITRATION SHALL TAKE PLACE IN SAN FRANCISCO, CALIFORNIA. NOTWITHSTANDING ANY JAMS RULES TO THE CONTRARY, THE ARBITRATION SHALL BE CONDUCTED BY A SINGLE ARBITRATOR. THE ARBITRATOR SHALL NOT HAVE THE POWER, JURISDICTION OR AUTHORITY TO

COMMIT ERRORS OF LAW. THE ARBITRATOR’S DECISION WILL BE FINAL AND BINDING, WILL NOT BE SUBJECT TO APPEAL, AND MAY BE ENTERED AS A FINAL JUDGMENT IN ANY COURT OF COMPETENT JURISDICTION; PROVIDED, HOWEVER, THAT THE DECISION MAY BE VACATED OR CORRECTED PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 1286.2 OR 1286.6, INCLUDING WITHOUT LIMITATION, ON THE GROUNDS THAT THE ARBITRATOR EXCEEDED HIS OR HER AUTHORITY BY COMMITTING AN ERROR OF LAW. ALL ARBITRATION PROCEEDINGS SHALL BE CONFIDENTIAL, AND NEITHER THE PARTIES NOR THE ARBITRATOR MAY DISCLOSE THE CONTENT OR RESULTS OF ANY ARBITRATION HEREUNDER WITHOUT THE WRITTEN CONSENT OF ALL PARTIES TO THE DISPUTE, EXCEPT AS NECESSARY TO CONFIRM OR VACATE THE ARBITRATOR'S AWARD. NOTWITHSTANDING ANYTHING CONTAINED IN THIS SECTION 12.10, EITHER SELLER OR PURCHASER SHALL BE ENTITLED TO (A) COMMENCE LEGAL PROCEEDINGS SEEKING ANY INJUNCTIVE OR OTHER PROVISIONAL RELIEF AS MAY BE NECESSARY TO DEFINE OR PROTECT THE RIGHTS AND ENFORCE THE OBLIGATIONS CONTAINED IN THIS AGREEMENT PENDING THE RESOLUTION OF A DISPUTE IN ACCORDANCE WITH THE ARBITRATION PROCEDURES SET FORTH IN THIS SECTION 12.10, OR (B) JOIN ANY ARBITRATION PROCEEDING ARISING OUT OF THIS AGREEMENT WITH ANY OTHER ARBITRATION PROCEEDING ARISING OUT OF THIS AGREEMENT. THIS SECTION 12.10 SHALL NOT APPLY TO ANY ACTION FOR BODILY INJURY OR WRONGFUL DEATH.
NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."
WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

________________________	________________________

Seller	Purchaser
12.11    Further Assurances. Each party agrees to perform, execute and deliver, on and after the Closing, such further actions and documents as may be reasonably necessary or requested to more fully effectuate the purposes, terms and intent of this Agreement and the conveyances contemplated herein, provided that such documents are consistent with the terms of this Agreement, and do not increase Seller’s or Purchaser’s obligations hereunder or subject Seller or Purchaser to additional liability not otherwise contemplated by his Agreement.
12.12    Attorneys’ Fees. In the event of any litigation, judicial reference or binding arbitration between the parties, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Agreement or the Property, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any fees and costs incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The provisions of this Section 12.12 shall survive Closing or any termination of this Agreement.
12.13    Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. The captions preceding the text of each Section are included for convenience of reference only and shall be disregarded in the construction and interpretation of this agreement. Unless the context clearly requires otherwise, (i) the plural and singular numbers shall each be deemed to include the other; (ii) the masculine, feminine, and neuter genders shall each be deemed to include the others; (iii) “shall,” “will,” or “agrees” are mandatory, and “may” is permissive; (iv) “or” is not exclusive; (v) “includes” and “including” are not limiting; and (vi) “days” means calendar days unless specifically provided otherwise. All Recitals and Exhibits referred to in this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement.
12.14    No Third-Party Beneficiaries. This Agreement shall benefit only Purchaser and Seller, and their permitted successors and assigns, and no other person or entity shall have any rights hereunder.
12.15    Purchaser Reports. If for any reason Purchaser does not consummate the Closing (other than due to a default by Seller), then Purchaser shall, upon Seller’s request and at no cost to Seller, provide copies of any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared for Purchaser by third parties, subject to the right of such third party to consent to such delivery (provided that Purchaser shall make a reasonable, good faith effort to obtain such consent). Purchaser’s delivery of such reports shall be without any representations or warranties whatsoever as to the matters set forth therein, and Seller shall not be entitled to rely on any such reports. The provisions of this Section 12.15 shall survive termination of this Agreement.
12.16    Reporting Person. In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (i) to execute an IRS Form 1099-S Designation Agreement to designate the Title Company as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the “IRS”) on IRS Form 1099-S and (ii) to provide the Title Company with the information necessary to complete Form 1099-S.
12.17    Limitation Of Liability. Notwithstanding anything to the contrary contained herein, if Closing shall have occurred (and Purchaser shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) (collectively, the “Contract Liabilities”) shall not exceed the sum of Four Hundred Thousand Dollars ($400,000) plus amounts payable by Seller under Section 12.12 and any amounts to be paid by Seller under Section 6.3.2.5 hereof; provided that in no event shall Seller be liable for any Contract Liabilities unless the aggregate amount of such liabilities exceeds $30,000, in which event Seller shall be liable for the full amount of such Contract Liabilities up to the limitation set forth above. No constituent partner or member in Seller, nor any person, trust or entity that becomes a constituent partner or member in Seller, nor any partner, member, manager, shareholder, director, officer, employee, beneficiary, trustee or agent of any of the foregoing, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the assets of Seller for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Except for the rights and remedies of Purchaser expressly set forth in this Agreement, it is expressly understood and agreed that notwithstanding any applicable law to the contrary, Seller shall not have any liability for any claim, cause of action or other liability arising out of or relating to this Agreement or the Property whether based on contract, common law, statute, equity or otherwise (subject, however, to Purchaser’s right to recover Purchaser’s reasonable attorneys’ fees and court costs pursuant to Section 12.12).
12.18    Public Notices. Subject to the provisions of Section 5.1.3 hereof, any press release and other public notice to be released by either party hereto disclosing the consummation of the transactions contemplated hereby shall first be submitted to the other party for review and comment, and each party shall reasonably cooperate in addressing the concerns of the other with respect to the nature and content of such disclosure (except and to the extent any such disclosure may be required by law). The provisions of this Section 12.18 shall survive the Closing or the termination of this Agreement for any cause.

12.19    Authority. The individuals executing this Agreement on behalf of Seller and Purchaser individually represent and warrant that he or she has been authorized to do so and has the power to bind the party for whom they are signing.
12.20    Termination. Upon any termination of this Agreement other than solely due to a material default of Purchaser under the express provisions hereof, the Deposit shall be returned to Purchaser, and neither party shall have any rights or obligations under this Agreement, except for those that expressly survive termination of this Agreement.
12.21    Exchange. Both Seller and Purchaser agree to reasonably cooperate with each other in the event that either or both wish to participate in a like kind exchange (an “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), and, in connection therewith either such party may assign its rights under this Agreement to a qualified intermediary pursuant to an assignment that satisfies the requirements of the Code. Seller shall pay any additional costs that would not otherwise have been incurred by Purchaser or Seller had Seller not consummated its purchase through an Exchange, and Purchaser shall pay any additional costs that would not otherwise have been incurred by Seller or Purchaser had Purchaser not consummated its purchase through an Exchange. In connection with an Exchange by Purchaser, (1) Purchaser shall indemnify, protect, defend and hold Seller harmless from any claims, demands, causes of action, judgments, expenses, costs and attorneys’ fees which result from Seller’s cooperation with such Exchange, which obligation shall survive the Closing or termination of this Agreement, and (2) Seller shall not (i) have its rights under this Agreement affected or diminished in any manner, including, but not limited to, any delay in Closing, (ii) be responsible for compliance with or be deemed to have warranted to Purchaser that the Exchange in fact complies with Section 1031 of the Code, or (iii) appear in the chain of title of any other property. In connection with an Exchange by Seller, (A) Seller shall indemnify, protect, defend and hold Purchaser harmless from any claims, demands, causes of action, judgments, expenses, costs and attorneys’ fees which result from Purchaser’s cooperation with such Exchange, which obligation shall survive the Closing or termination of this Agreement, and (B) Purchaser shall not (x) have its rights under this Agreement affected or diminished in any manner including, but not limited to, any delay in Closing, (y) be responsible for compliance with or be deemed to have warranted to Seller that the Exchange in fact complies with Section 1031 of the Code, or (z) appear in the chain of title of any other property.
12.22    Cooperation with Purchaser's Auditors and SEC Filing Requirements. Subsequent to the Closing but no later than one (1) calendar year following the Closing, Purchaser’s auditor (Moss Adams or any successor auditor selected by Purchaser) may conduct an audit, only to the extent required by the Securities and Exchange Commission (the “Audit”), of the income statements of the Property for the last complete fiscal year immediately preceding the Closing and the stub period through the Closing (the “Audit Period”) and to otherwise enable Purchaser or its affiliates to prepare audited financial statements to the extent necessary to comply with requirements of the Securities and Exchange Commission. Seller shall reasonably cooperate (at no cost or liability of any kind to Seller) with Purchaser’s auditor in the conduct of the Audit, so long as such cooperation does not entail an excessive amount of time to be spent by Seller or its representatives. Without limiting the foregoing, (a) Purchaser or its designated independent or other auditor may audit the operating statements of the Property for the Audit Period, at Purchaser’s expense and, upon

Purchaser’s reasonable prior written request, Seller shall allow Purchaser’s auditors reasonable access to such books and records maintained by Seller, its property manager or accountants in respect to the Property and pertaining to the Audit Period as necessary to conduct the Audit; and (b) Seller shall use reasonable efforts to provide to Purchaser such existing financial information as may be reasonably required by Purchaser and required for Purchaser’s auditors to conduct the Audit, provided, however, that the ongoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession or control of Seller, Seller’s accountants or property manager, at no cost or liability of any kind to any of such parties, and in the format that Seller (or its property manager or accountants) have maintained such information. The obligations of Seller under this Paragraph shall survive the Closing for one (1) year.
12.23    Confidential Information. The parties acknowledge that the transaction described herein and the specific terms of this Agreement are of a confidential nature and shall not be disclosed except to Permitted Outside Parties of both Seller and Purchaser, as required by law or otherwise by legal proceedings. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each of the parties acknowledges that it will have access to confidential information relating to the other party. Seller and Purchaser shall treat such information as confidential, use commercially reasonable efforts to preserve the confidentiality thereof, and not duplicate or use such information, except to Permitted Outside Parties of both Seller and Purchaser in connection with the transactions contemplated hereby. In the event of the termination of this Agreement for any reason whatsoever, each party shall use its commercially reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information. The provisions of this Section 12.23 shall survive the Closing for a period of one (1) year or, if the purchase and sale is not consummated, any termination of this Agreement.
12.24    Conditional Delivery. The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser’s consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller has executed and delivered a counterpart of this Agreement to Purchaser and the good funds constituting the Deposit have been actually received by Title Company.

[Signatures on following page.]

IN WITNESS WHEREOF, this Agreement was executed on the day and year first above written.

SELLER: SUNSET TRIANGLE INVESTORS, LLC, a California limited liability company By: 9 Mile Investments, LLC, a California limited liability company, Its Manager By: Jacob Mathews Sole Member	PURCHASER: STRATEGIC REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership By: STRATEGIC REALTY TRUST, INC., a Maryland corporation, its general partner By: Name: Title:

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EXHIBIT A

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

LOTS 2, 3 AND 12 IN BLOCK 6 OF CHILDS HEIGHTS, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 39, PAGE 97 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY

ALSO THAT PORTION OF SUNSET BOULEVARD (FORMERLY PARK AVENUE) VACATED BY LOS ANGELES CITY ORDINANCE NO 15176 NEW SERIES, APPROVED AUGUST 6, 1907 ADJOINING LOTS 2 AND 3 ON THE SOUTH, AND LYING BETWEEN THE SOUTHERLY PROLONGATION OF THE EASTERLY LINE OF LOT 2 AND THE WESTERLY LINE OF SAID LOT 3.

APN: 5429-021-027; 5429-021-034

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EXHIBIT B

FORM OF TENANT ESTOPPEL LETTER

TO	[Purchaser ]

Re: Suite ____________, _________________, _________________ (the “Premises”)

This estoppel certificate is delivered by the undersigned (“Tenant”) to _____________________ (“Purchaser”) in connection with its contemplated purchase of certain real property commonly known as ______________________________, ______________ (the “Property”) from _________________________ (“Landlord”). Tenant hereby certifies the following information on which Purchaser may rely in connection with its purchase of the Property. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Lease.

1.    The undersigned is the tenant in possession of the Premises under a written lease with Landlord, dated _________________, ____, [as amended by ________________], which lease [as amended] (the “Lease”) is in full force and effect and each provision of which is binding on Tenant in accordance with its terms. The Lease has not been modified or amended, except as specifically set forth above, and contains the entire understanding and agreement between Tenant and Landlord concerning the Premises. A true, complete and accurate copy of the Lease is attached hereto as Exhibit A.

2.    The Premises consist of approximately ___________ [net rentable] or [gross] square feet of [office] [retail] space.

3.    The current fixed term of the Lease commenced on _____________ and terminates on ____________.

4.    Current monthly base rent under the Lease is ___________________. Base rent has been paid through the period ending ____________. As of the date hereof, Tenant has no existing right to free rent, partial rent, rent rebate, credit for improvements, rent abatement, or other rental concessions or any right to payments from Landlord to Tenant except as follows: _________________________.

5.    The Lease requires Tenant to pay its pro rata share of real estate taxes and operating expenses for the Property and appurtenant property. Tenant’s pro rata share is ___________. For the calendar year _____, Tenant is obligated to pay monthly estimated amounts for real estate taxes and operating expenses of $_______, and has paid such estimates through the period ending

___________. Tenant is owed no refund of real estate taxes or operating expense payments made for prior calendar years.

6.    Tenant has no option to extend or to renew the term of the Lease, except as follows:                                                                                                .

7.    The Lease contains no right of first refusal or offer to lease additional space, option to expand, option to terminate the Lease, or right of first refusal or offer or option to purchase the Property or any interest therein, except as follows:                                                                            .

8.    The actual cash amount of the security deposit currently held by Landlord is $        . Landlord holds no other funds for Tenant’s account.

9.    Tenant is not, and to the best of Tenant’s knowledge Landlord is not, in default under any provision of the Lease, except as follows:                                                                            . Tenant asserts no offset or defense against the payment of rent or other charges payable by Tenant or the performance of any other obligations by Tenant under the Lease, except as follows:                                                                            . [To the best of Tenant’s knowledge, Tenant is not engaged in any use on the Premises that is not authorized in the Conditional Use and Zone Variance for Case No. ZA 2010-0103(CUB(ZV), applicable to Tenant, as described in the CUP approval letter dated January 28, 2015.]

10.    The Premises have been delivered to Tenant, Tenant has accepted the Premises, and Landlord has fully completed all construction and improvements to the Premises required to be completed by Landlord under the Lease. Landlord has fulfilled all obligations to finance or provide an allowance or other reimbursement for improvements to the Premises.

11.    Tenant has not assigned its rights under the Lease or sublet any portion of the Premises, except as follows:                                                                            .

12.    Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity, except as follows (if none, so state):                     __________________.

13.     [Tenant will attorn to Purchaser, its assignees, and any other party that succeeds to the interest of Landlord under the Lease.]

The statements made herein shall be binding upon us, our successors and assigns, and shall inure to your benefit and the benefit of your successors and assigns and their mortgage and other lender(s). The officers executing this letter have been duly empowered to do so on behalf of the undersigned.

Dated: ____________________
Very truly yours,

,
a

By:
Name:
Its:

EXHIBIT C

GRANT DEED

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO: MAIL TAX STATEMENTS TO:
Space Above this Line for Recorder’s Use
APN:
The undersigned grantor declares the Documentary Transfer Tax is $_______________ and City Tax is $__________ and is computed on the full value of the interest or property conveyed. The property is located in the City of __________, and County of ____________________, State of California.

GRANT DEED

THIS GRANT DEED is made and entered into this _____ day of _________________, 2016, by SUNSET TRIANGLE INVESTORS, LLC, a California limited liability company (“Grantor”), in favor of ___________________, a ________________________ (“Grantee”).

W I T N E S S E T H :

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GRANTOR hereby GRANTS to Grantee that certain real property in the County of Los Angeles, State of California, more particularly described as follows (the “Property”):

LEGAL DESCRIPTION IS ATTACHED HERETO AS EXHIBIT A AND INCORPORATED HEREIN BY THIS REFERENCE.

The foregoing grant is expressly subject to all matters of record as of the date hereof and those certain unrecorded matters identified and described in Exhibit B attached hereto and incorporated herein by this reference.
Mail Tax Statements To: Same as Above

EXECUTED as of the day and year set forth above.

GRANTOR: SUNSET TRIANGLE INVESTORS, LLC, a California limited liability company By: 9 Mile Investments, LLC, a California limited liability company, Its Manager By: Jake Mathews Sole Member
CALIFORNIA ALL-PURPOSE
CERTIFICATE OF ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of _______________________

On __________________, 201__ before me, ________________________________________, Notary Public, personally appeared ________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

___________________________________
Signature of Notary Public                     (Notary Seal)

EXHIBIT A TO GRANT DEED
DESCRIPTION OF PROPERTY

EXHIBIT B TO GRANT DEED
OFF-RECORD MATTERS

1.	All matters which a correct survey of the Property would disclose.

2.	All matters which could be ascertained by a physical inspection of the Property.

3.	Interest of tenants, as tenants only, under the following leases:

4.	All liens for non-delinquent taxes for real property and personal property, and any non-delinquent general or special assessments against the Property.

5.	Zoning ordinances and regulations and any other laws, ordinances or governmental regulations restricting, regulating or relating to the use, occupancy or enjoyment of the Property.

EXHIBIT D

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is executed as of the ____ day of __________, _____, by SUNSET TRIANGLE INVESTORS, LLC, a California limited liability company (“Seller”), in favor of _______________________________, a _____________________ (“Purchaser”).

1.    Real Property. The “Real Property” shall mean the real property located in the County of Los Angeles, State of California, legally described in Exhibit A attached to this Bill of Sale, together with the building, structures and other improvements located thereon.

2.    Personal Property. The “Personal Property” shall mean all furnishings, equipment and other tangible personal property owned by Seller and located on the Real Property that are necessary for the operation of the Real Property, including, without limitation, those certain articles of personal property which are described in Exhibit B attached to this Bill of Sale.

3.    Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property to Purchaser. Seller covenants and agrees to warrant and forever defend title to the Personal Property listed on Exhibit B unto Purchaser, its successors and assigns against all claims arising by or through Seller, but not otherwise.

4.    Power and Authority. Seller represents and warrants to Purchaser that it is fully empowered and authorized to execute and deliver this Bill of Sale, and the individuals signing this Bill of Sale on behalf of Seller each represents and warrants to Purchaser that he or she is fully empowered and authorized to do so.

[Signatures on following page.]

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IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the day and year first above written.

SELLER: SUNSET TRIANGLE INVESTORS, LLC, a California limited liability company By: 9 Mile Investments, LLC, a California limited liability company, Its Manager By: Jake Mathews Sole Member

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EXHIBIT E

LETTER TO TENANTS

___________________, ____

VIA CERTIFIED MAIL

______________________
______________________
______________________

Re: Sale of [property address] (the “Property”)

Ladies and Gentlemen:

You are hereby notified that:

1.    As of the date hereof, _______________________________________ (“Seller”) has sold the Property to ______________________________ (“New Owner”).

2.    New Owner’s address is:

3.    In connection with the sale, Seller has delivered your security deposit in the amount of $____________ to New Owner and retains no portion thereof. As a result of this delivery and this notice, Seller has no further liability to you with respect to your security deposit.

4.    Future notices [and payments] with respect to your lease at the Property should be made to the New Owner at the address above.

5.    [If notice and payment addresses are different: Future rental payments with respect to your lease at the Property should be made to the New Owner at the following address:

]

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Very truly yours,

By:

E-2

EXHIBIT F

ASSIGNMENT AND ASSUMPTION
OF LEASES AND SECURITY DEPOSITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this “Assignment”) is entered into as of the _____ day of _________, ____, between SUNSET TRIANGLE INVESTORS, LLC, a California limited liability company (“Assignor”), and _________________, a ________________ (“Assignee”).

1.    Property. The “Property” means the real property located in the County of Los Angeles, State of California legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements located thereon.

2.    Leases. The “Leases” means those leases and occupancy agreements (and guarantees thereof) affecting the Property which are described in Exhibit B attached to this Assignment.

3.    Security Deposits. “Security Deposits” means those cash security deposits set forth on Exhibit B, the amount of which has been credited to Assignee in connection with the sale of the Property to Assignee.

4.    Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits.

5.    Assumption. Assignee hereby accepts such assignment and assumes the obligations of Assignor as lessor under the Leases (including with respect to the Security Deposits) which accrue and are attributable to the period from and after the date of this Assignment, but not otherwise.

6.    Power and Authority. Assignor and Assignee hereby each represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individuals signing this Assignment on behalf of Assignor and Assignee hereby represent and warrant that he or she is fully empowered and authorized to do so.

7.    Attorneys’ Fees. In the event of any dispute between the parties, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Assignment or the Property, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in

F-1

the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any fees and costs incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.

8.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, legal representatives, successors and assigns.

9.    Counterparts. This Assignment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and is intended to be binding when all parties have delivered their signatures to the other parties. Signatures may be delivered by facsimile transmission or by e-mail in a portable document format (pdf). All counterparts shall be deemed an original of this Assignment.

10.    Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

ASSIGNOR SUNSET TRIANGLE INVESTORS, LLC, a California limited liability company By: 9 Mile Investments, LLC, a California limited liability company, Its Manager By: Jake Mathews Sole Member	ASSIGNEE , a By: Name: Title:

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EXHIBIT G

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is entered into as of the _____ day of __________, ____, between SUNSET TRIANGLE INVESTORS, LLC, a California limited liability company (“Assignor”), and _________________, a _______________ (“Assignee”).

1.    Property. The “Property” means the real property located in the County of Los Angeles, State of California, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements located thereon.

2.    Contracts. “Contracts” means those agreements which are listed on Exhibit B attached to this Assignment.

3.    Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Contracts.

4.    Assumption. Assignee hereby accepts such assignment and assumes the obligations of Assignor under the Contracts which accrue and are attributable to the period from and after the date of this Assignment, but not otherwise.

5.    Power and Authority. Assignor and Assignee hereby each represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individuals signing this Assignment on behalf of Assignor and Assignee hereby represent and warrant that he or she is fully empowered and authorized to do so.

6.    Attorneys’ Fees. In the event of any dispute between the parties, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Assignment or the Property, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any fees and costs incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.

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7.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, legal representatives, successors and assigns.

8.    Counterparts. This Assignment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and is intended to be binding when all parties have delivered their signatures to the other parties. Signatures may be delivered by facsimile transmission or by e-mail in a portable document format (pdf). All counterparts shall be deemed an original of this Assignment.

9.    Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

ASSIGNOR SUNSET TRIANGLE INVESTORS, LLC, a California limited liability company By: 9 Mile Investments, LLC, a California limited liability company, Its Manager By: Jake Mathews Sole Member	ASSIGNEE , a By: Name: Title:

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EXHIBIT H

ASSIGNMENT OF INTANGIBLES

THIS ASSIGNMENT OF INTANGIBLES (this “Assignment”) is made as of the ______ of _________, ____, by SUNSET TRIANGLE INVESTORS, LLC, a California limited liability company (“Assignor”), in favor of ____________________, a __________________ (“Assignee”).

1.    Property. The “Property” means the real property located in the County of Los Angeles, State of California, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements located thereon.

2.    Intangibles. “Intangibles” means all of the Property (as such term is defined in that certain Purchase and Sale Agreement dated ___________, 201_ between Assignor, as Seller, and Assignee [or             , its predecessor], as Purchaser), which has not otherwise been conveyed, sold, transferred or assigned by Assignor to Assignee by other instruments executed and delivered this date by and between Assignor and Assignee.

3.    Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Intangibles.

4.    Power and Authority. Assignor represents and warrants to Assignee that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of Assignor represents and warrants to Assignee that he or she is fully empowered and authorized to do so.

5.    Attorneys’ Fees. In the event of any dispute between the parties, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Assignment or the Property, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any fees and costs incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.

6.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, legal representatives, successors and assigns.

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7.    Counterparts. This Assignment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and is intended to be binding when all parties have delivered their signatures to the other parties. Signatures may be delivered by facsimile transmission or by e-mail in a portable document format (pdf). All counterparts shall be deemed an original of this Assignment.

8.    Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Assignor has executed and delivered this Assignment as of the day and year first above written.

ASSIGNOR SUNSET TRIANGLE INVESTORS, LLC, a California limited liability company By: 9 Mile Investments, LLC, a California limited liability company, Its Manager By: Jake Mathews Sole Member

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EXHIBIT I

LEASES

1.	Restaurant Lease, dated April 16, 2014, by and between Sunset Triangle Investors, LLC (“Sunset”) as Landlord, and 3705 Group, LLC (“3705”) as Tenant

a.	First Amendment to Restaurant Lease, dated May 11, 2015, by and between Sunset and 3705

b.	Second Amendment to Restaurant Lease, dated December 24, 2015, by and between Sunset and 3705

c.	Third Amendment to Restaurant Lease, dated July 6, 2016, by and between Sunset and 3705

d.	Guaranty of Lease, dated April 16, 2014, by and between Beau Laughlin and Landlord

2.	Roof Lease (No. 12274), dated August 6, 1986, by and between Rosen Investment Co. as Lessor, and Gannett Outdoor Co., Inc. of Southern California as Lessee

a.	Amendment to Lease, dated on or about July 22, 1999, by and between JR Properties as Lessor and Outdoor Systems as Lessee

3.	Restaurant Lease, dated February 15, 2014, by and between Sunset as Landlord and La Conq, LLC as Tenant

a.	Guaranty, dated February 5, 2014, by and between Dustin Lancaster and Tyler Bell, jointly and severally, and Landlord

4.	AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease – Net, dated August 18, 2014, by and between Sunset as Landlord and Counter Culture Coffee, Inc.

a.	Guaranty, dated August 2014, by Brett Smith in favor of Landlord

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EXHIBIT J

CONTRACTS

Republic Services Customer Service Agreement, dated March 19, 2014 (Waste Services), as modified by that certain E-mail correspondence from Leticia Suzuki, dated June 10, 2016

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EXHIBIT K

DISCLOSURE SCHEDULE

Seller has agreed to contribute $13,000 (the “Contribution Amount”) toward Counter Culture Coffee, Inc.’s fence along Griffith Park Boulevard, as evidenced by email correspondence between Michael Baker and Jesse Kahn, dated November 18, 2016. Seller acknowledges and agrees that Seller is obligated to pay the Contribution Amount on or before the Closing Date, and that Purchaser shall have no obligation therefor.

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EXHIBIT L

DUE DILIGENCE ITEMS DELIVERED

1.    Original ALTA Survey – JRN Civil Engineers – September 11, 2012
2.    Updated ALTA Survey – JRN Civil Engineers – October 20, 2016

3.	Phase I Environmental Site Assessment – Environmental Audit, Inc – September 11, 2012

4.	Phase II Environmental Site Assessment – Environmental Audit, Inc – September 25, 2012
5.    Memorandum – Environmental Audit, Inc – September 20, 2012

6.	Updated Phase I Environmental Site Assessment – Environmental Audit, Inc – February 5, 2016
7.    Floor plan – 1505 Edgecliff-A103 – As Built – August 12, 2013
8.    Floor plan – 3701 Sunset-A101 – As Built – August 12, 2013
9.    Floor plan – 3701 Sunset-A102 – As Built – August 12, 2013
10.    Floor plan – 3705 Sunset-A101 – As Built – July 31, 2013
11.    Floor plan – 3705 Sunset-A102 – As Built – July 31, 2013
12.    Roof warranty – Allied Roofing and Waterproofing – March 8, 2016
13.    Recorded Grant Deed – City of Los Angeles – December 19, 2012
14.    Certificate of Occupancy – 3705 W Sunset Blvd and 1505 N Edgecliffe Dr
15.    Fire Alarm Permit – 3705 Group – January 15, 2016
16.    Application for Building Permit + Inspection Record – 3705 Group – October 8, 2015
17.    Electrical Permit – CCC 1505 Edgecliff – October 2, 2015
18.    HVAC Permit – CCC 1505 Edgecliff – October 2, 2015
19.    Plumbing Permit – CCC 1505 Edgecliff – October 2, 2015
20.    Permit Finaled – CCC 1505 Edgecliff – September 24, 2015
21.    Appendix A Plan Check Calculations – Miyamoto – May 28, 2015
22.    Certificate of Compliance, Division 88 Seismic – LADBS – December 7, 1990
23.    Seismic Rehabilitation – 3705 Group – D3 Architecture – August 25, 2015
24.    Rent Roll, Rent Calculation, 2016 Rent Paid
25.    Tenant Security Deposits
26.    Restaurant Lease – 3705 Group – April 16, 2014
27.    First Amendment to Lease – 3705 Group – May 11, 2015
28.    Second Amendment to Lease – 3705 Group – December 24, 2015
29.    Third Amendment to Lease – 3705 Group – July 6, 2016
30.    Bike Parking – 3705 Sunset
31.    Conditional Use Permit Approval – City of Los Angeles – January 28, 2015
32.    Tenant Off-Site Parking Lease – 3705 Group – January 6, 2016
33.    Amendment to Lease – CBS Billboard – July 22, 1999
34.    Restaurant Lease – La Conq – February 5, 2014
35.    Restaurant Lease – Counter Culture Coffee – August 18, 2014
36.    Electrical Plans Approved – TEK Engineering Group – CCC – May 11, 2015
37.    Mechanical Plumbing Bid Set – Engineered Solutions – CCC

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38.    Architectural Bid Set – CCC – May 29, 2015
39.    Profit & Loss – January through December 2013
40.    Profit & Loss – January through December 2014
41.    Profit & Loss – January through December 2015
42.    Profit & Loss – January through October 2016
43.    Annual Property Tax Bill – July 1, 2013 to June 30, 2014
44.    Annual Property Tax Bill – July 1, 2014 to June 30, 2015
45.    Annual Property Tax Bill – July 1, 2015 to June 30, 2016
46.    Annual Property Tax Bill – July 1, 2016 to June 30, 2017
47.    Billboard and Parapet Anchorage Assessment – Miyamoto – March 17, 2014
48.    Observation Report 1 – LADBS – November 13, 2015
49.    Observation Report 2 – LADBS – November 28, 2015
50.    Observation Report 3 – LADBS – January 28, 2016
51.    Observation Report 4 – LADBS – February 23, 2016
52.    Observation Report 5 – LADBS – March 18, 2016
53.    Architect’s or Engineer’s Certificate of Compliance – LADBS – May 2, 2016
54.    Observation Report Final – LADBS – May 2, 2016
55.    Republic Services Contract – March 3, 2014
56.    Republic Services Contract Update (Email) – June 10, 2016
57.    Preliminary Title Report – First American Title – November 10, 2016
58.    Counter Culture Coffee Insurance Certificate – Acord – November 15, 2016
59.    Counter Culture Coffee Balance Sheet – December 2014 (Excel Document)
60.    Counter Culture Coffee Profit and Loss – December 2014 (Excel Document)
61.    Counter Culture Coffee Balance Sheet – December 2015 (Excel Document)
62.    Counter Culture Coffee Profit and Loss – December 2015 (Excel Document)
63.    3705 Group, LLC CAM Reconciliation – 2016 (Excel Document)
64.    Counter Culture Coffee CAM Reconciliation – 2015 and 2016 (Excel Document)
65.    La Conq, LLC CAM Reconciliation – 2015 and 2016 (Excel Document)
66.    La Conq, LLC Insurance Certificate – PENDING
67.    La Conq, LLC Financial Statements – PENDING
68.    3705 Group Insurance Certificate – PENDING
69.    3705 Group Financial Statements – PENDING
70.    Sunset Triangle Investors, LLC – Accounts Receivable Report
71.    Sunset Triangle Investors, LLC – Tenant 2016 Payment Date Ledger

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EXHIBIT N

OWNER’S AFFIDAVIT

ALTA EXTENDED COVERAGE OWNER’S AFFIDAVIT

Escrow No.
Title order No.

ON THE ___ DAY OF __________, 2016, Sunset Triangle Investors, LLC, a California limited liability company (“Seller”), represents to _____________ Title Insurance Company (the “Title Company”), with respect to that certain real property (the “Property”) described in that certain Preliminary Report dated as of _____________, 2016, issued by the Title Company under order number _____________, that, to Seller’s knowledge:

1.
That there are no unrecorded leases affecting the Property, or other parties in possession of the Property, except as shown on Exhibit A. As to those tenants set forth on Exhibit A, there are no options to purchase or rights of first refusal to purchase contained in the respective leases.

2.
Except as set forth on Exhibit B, (A) there has not been any construction, repairs, alterations or improvements made, ordered or contracted to be made on or to the Property (nor materials ordered therefor) by or on behalf of Seller within the last ninety (90) days which has not been paid for, nor are there any fixtures attached to the Property which have not been paid for in full; (B) there are no outstanding or disputed claims for any such work or item; and (C) there is no ongoing construction being performed on or to the Property by or on behalf of Seller.

This affidavit is made for the purpose of aiding the Title Company in determining the insurability of title to the Property, and to induce said Company to issue an owner’s policy of title insurance in connection with the sale of the Property by Seller on or about the date hereof (the “Sale”).
(Signature Page Follows)

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OWNER’S AFFIDAVIT
Page Two

Seller understands that the Title Company is relying on the representations contained herein in insuring the Property in connection with the Sale, and would not insure the same unless said representations were made.

OWNER: SUNSET TRIANGLE INVESTORS, LLC, a California limited liability company By: 9 Mile Investments, LLC, a California limited liability company, Its Manager By: Jake Mathews Sole Member

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